Exhibit 10.17


                                                         EXECUTION COPY

                              AMENDED AND RESTATED
                               FINANCING AGREEMENT



                                   DATED AS OF

                                  JULY 26, 2002


                                      AMONG


                             CANNONDALE CORPORATION,
                                  AS BORROWER,


                            THE LENDERS PARTY HERETO

                                       AND

                      THE CIT GROUP/ BUSINESS CREDIT, INC.,
                                    AS AGENT


                                   $35 MILLION

                                TABLE OF CONTENTS

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                                                                                                                PAGE


ARTICLE I Definitions.............................................................................................1
      Section 1.01      Defined Terms.............................................................................1
      Section 1.02      Terms Generally..........................................................................19
      Section 1.03      Accounting Terms; GAAP...................................................................20

ARTICLE II Conditions Precedent..................................................................................20
      Section 2.01      Conditions to Effectiveness..............................................................20
      Section 2.02      Conditions to Each Extension of Credit...................................................23

ARTICLE III Revolving Loans......................................................................................24
      Section 3.01      Revolving Loans Generally................................................................24
      Section 3.02      Notice of Borrowing Request..............................................................25
      Section 3.03      Agent May Fund Revolving Loans...........................................................25
      Section 3.04      Agent's Assumptions......................................................................25
      Section 3.05      Settlement Procedure.....................................................................26
      Section 3.06      Defaulting Lenders.......................................................................26
      Section 3.07      Revolving Loan Account...................................................................26
      Section 3.08      Statement of Account.....................................................................27
      Section 3.09      Mandatory Prepayments....................................................................27

ARTICLE IV Letters of Credit.....................................................................................27
      Section 4.01      Letters of Credit Generally..............................................................28
      Section 4.02      Authorization to Charge Revolving Loan Account...........................................28
      Section 4.03      Indemnification..........................................................................28
      Section 4.04      Participation............................................................................28
      Section 4.05      Limitation on Agent's Responsibility.....................................................29
      Section 4.06      Further Provisions.......................................................................29
      Section 4.07      Licenses; Risk...........................................................................30
      Section 4.08      Subrogation..............................................................................30

ARTICLE V Collateral.............................................................................................30
      Section 5.01      Grant of Security Interest...............................................................30
      Section 5.02      Security Interest Generally..............................................................31
      Section 5.03      Collection of Trade Accounts Receivable..................................................31
      Section 5.04      Delivery of Information Concerning Trade Accounts Receivable and
                        Inventory................................................................................32
      Section 5.05      Representations and Covenants With Respect to Trade Accounts
                        Receivable and Inventory.................................................................32
      Section 5.06      Additional Representations and Covenants With Respect to Trade
                        Accounts Receivable and Inventory........................................................33
      Section 5.07      Representations and Covenants With Respect to Equipment..................................34
      Section 5.08      Representations and Covenants with Respect to General Intangibles........................34

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
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
      Section 5.09      Continuing Security Interest.............................................................34
      Section 5.10      No Marshalling...........................................................................35
      Section 5.11      Credit Balances..........................................................................35
      Section 5.12      Mortgages................................................................................35

ARTICLE VI Representations and Warranties........................................................................35
      Section 6.01      Organization; Powers.....................................................................35
      Section 6.02      Authorization; Enforceability............................................................35
      Section 6.03      Governmental Approvals; No Conflicts.....................................................36
      Section 6.04      Financial Condition; No Material Adverse Change..........................................36
      Section 6.05      Properties...............................................................................36
      Section 6.06      Litigation and Environmental Matters.....................................................36
      Section 6.07      Compliance with Laws and Agreements......................................................37
      Section 6.08      Investment and Holding Company Status....................................................37
      Section 6.09      Taxes....................................................................................37
      Section 6.10      ERISA....................................................................................37
      Section 6.11      Disclosure...............................................................................37
      Section 6.12      Security Interest........................................................................38
      Section 6.13      Use of Proceeds..........................................................................38
      Section 6.14      Subsidiaries.............................................................................38
      Section 6.15      Solvency.................................................................................38
      Section 6.16      Permits, Etc.............................................................................39

ARTICLE VII Affirmative Covenants................................................................................39
      Section 7.01      Financial Statements, Projections, Borrowing Base Certificates and
                        Other Information........................................................................39
      Section 7.02      Notices of Material Events...............................................................41
      Section 7.03      Existence; Conduct of Business...........................................................42
      Section 7.04      Payment of Obligations...................................................................42
      Section 7.05      Maintenance of Properties; Insurance.....................................................42
      Section 7.06      Books and Records; Inspection Rights.....................................................42
      Section 7.07      Compliance with Laws.....................................................................43
      Section 7.08      Use of Proceeds and Letters of Credit....................................................43
      Section 7.09      Lock Boxes and Blocked Account Agreements................................................43
      Section 7.10      New Subsidiaries.........................................................................43
      Section 7.11      New Collateral Locations.................................................................43
      Section 7.12      Appraisals...............................................................................44

ARTICLE VIII Negative Covenants and Financial Covenants..........................................................44
      Section 8.01      Indebtedness.............................................................................44
      Section 8.02      Liens....................................................................................46
      Section 8.03      Fundamental Changes; Prohibited Amendments...............................................46
      Section 8.04      Investments, Loans, Advances, Guarantees and Acquisitions................................47
      Section 8.05      Restricted Payments; Payments of Certain Indebtedness....................................48
      Section 8.06      Transactions with Subsidiaries and Affiliates............................................50
      Section 8.07      Restrictive Agreements...................................................................50
      Section 8.08      Net Worth................................................................................51


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
      Section 8.09      Fixed Charge Coverage Ratio..............................................................51
      Section 8.10      Consolidated Fixed Charge Coverage Ratio.................................................52
      Section 8.11      EBITDA...................................................................................52
      Section 8.12      EBITDA of Motor Sports Division..........................................................53
      Section 8.13      Availability.............................................................................54
      Section 8.14      Capital Expenditures.....................................................................54
      Section 8.15      Revisions to Certain Financial Covenants.................................................54

ARTICLE IX Interest, Fees and Expenses; LIBOR Provisions.........................................................54
      Section 9.01      Interest Generally.......................................................................54
      Section 9.02      Default Charges..........................................................................55
      Section 9.03      Letter of Credit Fees....................................................................55
      Section 9.04      Authorization to Charge Revolving Loan Account for Letter of Credit
                        Fees, etc................................................................................55
      Section 9.05      Reimbursement of Out-of-Pocket Expenses; Documentation Fee...............................55
      Section 9.06      Line of Credit Fee.......................................................................55
      Section 9.07      Loan Facility Fee........................................................................55
      Section 9.08      Administrative Management Fee............................................................55
      Section 9.09      Collateral Management Fee................................................................56
      Section 9.10      Field Examination Fees...................................................................56
      Section 9.11      LIBOR Loan Administration Fee............................................................56
      Section 9.12      Authorization to Charge Revolving Loan Account for all Payments..........................56
      Section 9.13      Changes In Law...........................................................................56
      Section 9.14      Increased Costs..........................................................................57
      Section 9.15      LIBOR Provisions Generally...............................................................58
      Section 9.16      LIBOR Unascertainable....................................................................59
      Section 9.17      Extension For Payment....................................................................59
      Section 9.18      Unlawfullness............................................................................59
      Section 9.19      Indemnification..........................................................................60
      Section 9.20      Regulatory Changes.......................................................................60

ARTICLE X Powers.................................................................................................61

ARTICLE XI Events of Default and Remedies........................................................................61
      Section 11.01     Events of Default........................................................................61
      Section 11.02     Termination of Commitments; Acceleration.................................................63
      Section 11.03     Exercise of Remedies.....................................................................63

ARTICLE XII Termination..........................................................................................65

ARTICLE XIII The Agent...........................................................................................65
      Section 13.01     Appointment..............................................................................65
      Section 13.02     Agent as a Lender........................................................................65
      Section 13.03     Scope of Duties..........................................................................66
      Section 13.04     Reliance.................................................................................66
      Section 13.05     Sub-Agents...............................................................................66
      Section 13.06     Successors...............................................................................66

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
      Section 13.07     Independent Credit Analysis of Lenders...................................................67

ARTICLE XIV Miscellaneous........................................................................................67
      Section 14.01     Notices..................................................................................67
      Section 14.02     Waivers; Amendments......................................................................68
      Section 14.03     Expenses; Indemnity; Damage Waiver.......................................................69
      Section 14.04     Successors and Assigns...................................................................70
      Section 14.05     Survival.................................................................................71
      Section 14.06     Counterparts; Integration; Effectiveness.................................................71
      Section 14.07     Severability.............................................................................72
      Section 14.08     Right of Setoff..........................................................................72
      Section 14.09     Governing Law; Jurisdiction; Consent to Service of Process...............................72
      Section 14.10     WAIVER OF JURY TRIAL.....................................................................73
      Section 14.11     Headings.................................................................................73
      Section 14.12     Confidentiality..........................................................................73
      Section 14.13     Interest Rate Limitation.................................................................74
      Section 14.14     No Novation..............................................................................74
      Section 14.15     Waiver of Certain Existing Events of Default.............................................74



EXHIBITS

Exhibit A -                Form of Amended and Restated Revolving Note
Exhibit B -                Form of Assignment and Transfer Agreement
Exhibit C -                Form of Borrowing Base Certificate
Exhibit D - 1 -            Form of Warehouseman's Waiver
Exhibit D - 2 -            Form of Processor's Waiver

SCHEDULES

Schedule 8.01 -            Existing Indebtedness
Schedule 8.02 -            Existing Liens
Schedule 8.04 -            Existing Investments
Schedule 8.07 -            Restrictive Agreements

ANNEXES

Annex I -                  Commitments
Annex II -                 Lien Perfection Information
Annex III -                Closing Document Checklist


                                      -iv-
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         AMENDED AND RESTATED FINANCING AGREEMENT ("Financing Agreement") dated as of July 26, 2002 among CANNONDALE CORPORATION, a Delaware corporation, as Borrower (the "Borrower"), the financial institutions from time to time party hereto, as lenders (each a "Lender" and collectively the "Lenders") and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), in its capacity as agent for the Lenders (in such capacity, the "Agent").

         WHEREAS, the Borrower, CIT and certain other financial institutions, as lenders (the "Original Lenders"), and CIT, as the agent for the Original Lenders (the "Original Agent"), are parties to a certain Financing Agreement, dated as of June 27, 2000 (as amended through the date hereof, the "Original Financing Agreement"); and

         WHEREAS, the Borrower and CIT, as the sole remaining Original Lender and the Original Agent, desire to amend and restate the Original Financing Agreement in its entirety, in the form of this Financing Agreement;

         NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree to amend and restate the Original Financing Agreement in its entirety, effective as of the Effective Date, as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01 DEFINED TERMS. As used in this Financing Agreement, the following terms shall have the following meanings:

         ACCOUNTS shall mean all of the Borrower's now existing and future: (a) accounts (as defined in the UCC), and any and all other receivables (whether or not specifically listed on schedules furnished to the Agent), including, without limitation, all accounts created by, or arising from, all of the Borrower's sales, leases, rentals of goods or renditions of services to its customers, including but not limited to, those accounts arising under any of the Borrower's trade names or styles, or through any of the Borrower's divisions; (b) any and all instruments, documents, chattel paper (including electronic chattel paper) (all as defined in the UCC); (c) unpaid seller's or lessor's rights (including rescission, replevin, reclamation, repossession and stoppage in transit) relating to the foregoing or arising therefrom; (d) rights to any goods represented by any of the foregoing, including rights to returned, reclaimed or repossessed goods; (e) reserves and credit balances arising in connection with or pursuant hereto; (f) guarantees, supporting obligations, payment intangibles and letter of credit rights (all as defined in the UCC); (g) insurance policies or rights relating to any of the foregoing; (h) general intangibles pertaining to any and all of the foregoing (including all rights to payment, including those arising in connection with bank and non-bank credit cards), and including books and records and any electronic media and software thereto; (i) notes, deposits or property of account debtors securing the obligations of any such account debtors to the Borrower; and (j) cash and non-cash proceeds (as defined in the UCC) of any and all of the foregoing.

         ADMINISTRATIVE MANAGEMENT FEE shall mean the fee payable to the Agent for its own account in accordance with Section 9.08 hereof to offset the costs and expenses (excluding Out-

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of-Pocket Expenses and auditor fees) of the Agent in connection with the administration of this Financing Agreement.

         AFFILIATE shall mean, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         ANNIVERSARY DATE shall mean the earlier of: (a) the date occurring five
(5) years from the Closing Date; and (b) the date which is 90 days prior to the stated maturity of the Pegasus Debt, as set forth in the Pegasus Financing Agreement, as in effect on the Closing Date, unless the stated maturity of the Pegasus Debt is extended or the Pegasus Debt refinanced (i) with a maturity on or after the date referred to in the preceding clause (a) and (ii) on terms that are (x) more advantageous to the Borrower or substantially the same, and no less favorable to the Agent and the Lenders, as the terms of the Pegasus Debt in effect on the Closing Date and (y) otherwise acceptable to the Agent.

         APPLICABLE INCREMENT shall mean on any date of determination, with respect to any Revolving Loan bearing interest based on the Base Rate or LIBOR, the applicable rate per annum set forth below under the applicable caption, based upon the average daily Availability corresponding thereto for the Fiscal Quarter ended immediately prior to such date of determination; PROVIDED, HOWEVER, that (a) for the period beginning on and including the Closing Date and ending on and including the last day of the Fiscal Quarter ending in September 2002, the Applicable Increment for Revolving Loans based on the Base Rate shall be 1.50% and (b) so long as any Default or Event of Default shall have occurred and be continuing, the Applicable Increment shall be those set forth below opposite Case 1.


                                              Applicable Increment                 Applicable Increment for
         Average Daily                        for Revolving Loans                  Revolving Loans based on
         Availability                         based in the Base Rate               LIBOR
         -----------------------------        ------------------------------       ----------------------------------
         Case 1                               1.75%                                Not Applicable
         Case 2                               1.50%                                3.50%
         Case 3                               1.25%                                3.25%


         APPLICABLE FEE PERCENTAGE shall mean on any date of determination, with respect to the Letter of Credit Fee or the Line of Credit Fee, the applicable rate per annum set forth below under the applicable caption, based upon the average daily Availability corresponding thereto for the Fiscal Quarter ended immediately prior to such date of determination; PROVIDED, HOWEVER, that (a) for the period beginning on and including the Closing Date and ending on and including the last day of the Fiscal Quarter ending in September 2002, the Applicable Fee Percentage shall be those set forth below opposite Case 2 and (b) so long as a Default or Event of Default shall have occurred and be continuing, the Applicable Fee Percentage shall be those set forth below opposite Case 1.



                                 Percentage for                    Percentage for               Percentage for
Average Daily                    Documentary Letters               Standby Letters of           Line of Credit
Availability                     of Credit                         Credit                       Fee
----------------------------     ---------------------------       ------------------------     ---------------------
Case 1                           1.50%                             2.50%                        .50%
Case 2                           1.25%                             2.25%                        .375%
Case 3                           1.00%                             2.00%                        .25%


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         ASSIGNMENT AND TRANSFER AGREEMENT shall mean the Assignment and
Transfer Agreement in the form of Exhibit B hereto.

         AUTHORIZED OFFICER shall mean the Chief Executive Officer or Chief Financial Officer of the Borrower, or any other officer of the Borrower duly authorized by its Board of Directors to discharge some or all of the responsibilities of the Chief Financial Officer.

         AVAILABILITY shall mean at any time the amount by which: (a) the lesser of the Line of Credit or the Borrowing Base exceeds (b) the sum of (i) the aggregate principal amount of all outstanding Revolving Loans and (ii) the Availability Reserve.

         AVAILABILITY RESERVE shall mean the sum of: (a) any reserve in such amount and with respect to such risks as the Agent may reasonably require from time to time pursuant to this Financing Agreement, including without limitation, for Letter of Credit Exposure pursuant to Section 4.01; and (b) a reserve in an amount equal to the product of (x) Eligible Accounts Receivable, as of any date of determination, multiplied by (y) the historic dilution for the period of six months preceding such date of determination of Trade Accounts Receivable, expressed as a percentage, as determined and adjusted from time to time by the Agent in its reasonable discretion, pursuant to its periodic examination of the Borrower's books and records, MINUS three percent (3%).

         BASE RATE shall mean the rate of interest per annum announced by JPMorgan Chase Bank, or its successors, from time to time as its prime rate in effect at its principal office in New York City. (The prime rate is not intended to be the lowest rate of interest charged by JPMorgan Chase Bank to its borrowers).

         BASE RATE LOANS shall mean any Revolving Loans which are made or maintained at a rate of interest based upon the Base Rate.

         BLOCKED ACCOUNT AND BLOCKED ACCOUNT AGREEMENT shall have the meanings given to such terms in Section 5.03.

         BORROWING BASE shall mean the sum of (a) eighty-five percent (85%) of the Borrower's aggregate outstanding Eligible Accounts Receivable, plus (b) the lesser of (i) thirty-two percent (32%) of the aggregate value of the Borrower's Eligible Inventory consisting of raw materials and sixty percent (60%) of the aggregate value of the Borrower's Eligible Inventory consisting of finished goods, where value in each such case shall be based on the lower of cost, on a basis consistent with the costing standards established by the Borrower at the beginning of each Fiscal Year (provided such standards are commercially reasonable and are applied consistently), or market, or (ii) the Inventory Loan Cap.

         BORROWING BASE CERTIFICATE means a certificate of an Authorized Officer substantially in the form of Exhibit C hereto appropriately completed.

         BREAKAGE COSTS shall mean the costs and expenses described in Section 9.18.

         BUSINESS DAY shall mean any day on which both the Agent and JPMorgan Chase Bank are open for business in New York City.

         CAPITAL EXPENDITURES shall mean, for any period, the aggregate expenditures of the Borrower during such period on account of, property, plant, equipment or similar fixed assets that, in conformity with GAAP, are required to be reflected in the balance sheet of the Borrower, including without limitation the portion of each Capital Lease that is or should be capitalized in accordance with GAAP.

         CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Borrower.

         CASE 1 shall mean average daily Availability of less than $6,500,000.

         CASE 2 shall mean average daily Availability of equal to or greater than $6,500,000, and less than $8,500,000.

         CASE 3 shall mean average daily Availability of equal to or greater than $8,500,000.

         CLOSING DATE shall mean the date first set forth in the preamble to this Financing Agreement.

         COLLATERAL shall mean all present and future Accounts, Documents of Title, Equipment, General Intangibles, Intellectual Property, Inventory, Pledged Stock, Real Estate and Other Collateral.

         COMMITMENT shall mean each Lender's commitment in accordance with this Financing Agreement to make Revolving Loans and to purchase a participation interest in Letters of Credit, in each case in the amount of such Lender's PRO RATA share, as set forth in Annex I to this Financing Agreement, as such Annex I may be amended from time to time by the Agent.

         CONSOLIDATED shall mean, with respect to any financial statement of the Borrower, the preparation of such financial statement on a consolidated basis for the Borrower and its consolidated subsidiaries, eliminating all inter-company transactions and prepared in accordance with GAAP.

         CONSOLIDATING shall mean, with respect to any financial statement of the Borrower, the preparation of such financial statement on a consolidated basis plus individual balance sheets for the Borrower and its consolidated subsidiaries, showing all eliminations of inter-company transactions, including a balance sheet for the Borrower exclusively, all prepared in accordance with GAAP.

         CONTROL shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto.

         COPYRIGHTS shall mean all of the Borrower's present and hereafter acquired copyrights, copyright registrations, recordings, applications, designs, styles, licenses, marks, prints and labels bearing any of the foregoing, goodwill, any and all general intangibles, intellectual property and rights pertaining thereto, and all cash and non-cash proceeds thereof.

         DEFAULT shall mean any event specified in Article XI, or which, with the giving of notice, the lapse of time, or both, or any other condition, event or act, would become an Event of Default.

         DEFAULT CHARGES shall mean (i) with respect to Revolving Loans, a rate of interest per annum equal to the sum of two percent (2%) PLUS the Applicable Increment over the Base Rate PLUS the Base Rate, in the case of Base Rate Loans, or two percent (2%) PLUS the Applicable Increment over the LIBOR Rate PLUS the LIBOR Rate, in the case of LIBOR Loans, and (ii) with respect to Letters of Credit, a rate of interest per annum equal to the sum of two percent (2%) PLUS the applicable Letter of Credit Fee. All Default Charges shall be calculated based on a 360-day year.

         DOCUMENTATION FEE shall mean the Agent's standard fees relating to any and all modifications, waivers, releases or amendments with respect to this Financing Agreement, the Collateral and/or the Obligations, or the perfection of the Agent's security interest in additional collateral, in each case after the Closing Date.

         DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the UCC), and any and all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

         EARLY TERMINATION DATE shall mean the date on which the Borrower terminates this Financing Agreement or the Line of Credit, and which is prior to the fourth anniversary of the Closing Date.

         EARLY TERMINATION FEE shall: (a) mean the fee chargeable to the Borrower by the Agent in the event the Borrower terminates the Line of Credit or this Financing Agreement on a date prior to the fourth anniversary of the Closing Date; and (b) be determined by multiplying the Line of Credit by: (i) two percent (2%) if the Early Termination Date occurs before the second anniversary of the Closing Date; (ii) one percent (1%) if the Early Termination Date occurs on or after the second anniversary of the Closing Date but before the third anniversary of the Closing Date; and (iii) one half of one percent (.50%) if the Early Termination Date occurs on or after the third anniversary of the Closing Date but before the fourth anniversary of the Closing Date. Notwithstanding the foregoing, if, at any time (a) the Borrower desires to prepay principal of the Pegasus Debt and such payment is not permitted under
Section 8.05(b) hereof, (b) the Agent will not otherwise consent to such prepayment and (c) due to the foregoing, the Borrower terminates the Line of Credit or this Financing Agreement, then, in such event, the Early Termination Fee will be determined by multiplying the Line of Credit by: (i) one percent (1%) if the Early

Termination Date occurs before the first anniversary of the Closing Date; (ii) three-quarters of one percent (.75%) if the Early Termination Date occurs on or after the first anniversary of the Closing Date but before the second anniversary of the Closing Date; (iii) one-half of one percent (.50%) if the Early Termination Date occurs on or after the second anniversary of the Closing Date but before the third anniversary of the Closing Date; and (iv) one-quarter of one percent (.25%) if the Early Termination Date occurs on or after the third anniversary of the Closing Date but before the fourth anniversary of the Closing Date, PROVIDED, HOWEVER, that, if the Early Termination Date occurs at any time following the date that is 270 days after the Closing Date and the source of the funds utilized by the Borrower to effectuate the repayment of the Obligations in connection with such termination of this Financing Agreement is Pegasus or any of its Affiliates, whether directly or indirectly, then the Early Termination Fee shall be zero (-0-).

         EBITDA shall mean, for any period, Net Income for such period PLUS, to the extent deducted in determining Net Income for such period and without duplication, Interest Expense, income tax expense, depreciation, amortization and other non-cash charges for such period, including non-cash charges in respect of (w) write offs of fees and expenses incurred in connection with the prepayment of all or any portion of the principal of the Term Loan or the Mezzanine Debt (each as defined in the Original Financing Agreement), (x) write offs of deferred taxes, (y) write downs to the lower of cost or market value of the inventory of the Motor Sports Division to the extent required by GAAP and
(z) any beneficial conversion premium arising from the difference, if any, between the market price of the Borrower's common stock and the conversion price of the Borrower's common stock into which the Pyne Debt or the Montgomery Debt, as the case may be, may be converted (the date on which the Pyne Debt or the Montgomery Debt, as applicable, was initially incurred being the date upon which the amount of such premium shall be calculated, and the date on which such conversion price shall be determined), MINUS, to the extent included in determining Net Income for such period, without duplication (i) interest income for such period that has been deferred or has not been paid in cash and (ii) dividends paid in cash to the Borrower by any Subsidiary during such period, except to the extent such dividends are payable solely from the earnings of operations of such Subsidiary for the twelve month period immediately preceding the date of payment of such dividends, all determined in accordance with GAAP on a consistent basis, but excluding the effect of extraordinary or non-recurring gains or losses for such period.

         EFFECTIVE DATE shall mean the date upon which each condition set forth in Section 2.01 is satisfied or waived by the Agent (in writing).

         ELIGIBLE ACCOUNTS RECEIVABLE shall mean the gross amount of the Borrower's Trade Accounts Receivable that are subject to a valid, first priority and fully perfected security interest in favor of the Agent, on behalf of the Lenders, which conform to the warranties contained herein and which, at all times, continue to be acceptable to the Agent in the exercise of its reasonable business judgment, LESS, without duplication, any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted, claimed or outstanding). Trade Accounts Receivable that arise from or are subject to or include any of the following shall not be considered Eligible Accounts
Receivable:

               (i) sales to the United States of America, any state or other governmental entity or to any agency, department or division thereof, except for any such sales as to which the

Borrower has complied with the Assignment of Claims Act of 1940 or any other applicable statute, rules or regulation, to the Agent's satisfaction in the exercise of its reasonable business judgment;

               (ii) foreign sales, other than sales which otherwise comply with all of the other criteria for eligibility hereunder and are (x) secured by letters of credit (in form and substance satisfactory to the Agent) issued or confirmed by, and payable at, banks having a place of business in the United States of America, or (y) to customers residing in Canada, PROVIDED THAT (1) the Accounts on which the customers referred to in the foregoing clause (y) are obligated are by their terms payable in U.S. Dollars, or payable in Canadian dollars and the risk in fluctuation of currency value between Canadian and U.S. Dollars is hedged in a manner that is reasonably satisfactory to the Agent and
(2) the aggregate amount of sales included in Eligible Accounts Receivable pursuant to the foregoing clause (y) shall not at any time exceed $2,000,000;

               (iii) Trade Accounts Receivable that remain unpaid beyond the sooner to occur of the date which is sixty (60) days from due date or (A) in the case of all Trade Accounts Receivable other than those described in the following clause (B), one hundred eighty (180) days from invoice date and (B) in the case of those Trade Accounts Receivable arising from sales made on extended terms during the month of October, two hundred ten (210) days from invoice date, PROVIDED THAT (1) the payment of each such Trade Account Receivable is secured by a perfected Lien on the inventory, the sale of which gave rise to such Trade Account Receivable, and (2) the face amount of all such Trade Accounts Receivable does not exceed $1,000,000 in the aggregate at any one time outstanding;

               (iv) contra accounts;

               (v) sales to any employee, Affiliate or Subsidiary of the Borrower;

               (vi) bill and hold (deferred shipment) or consignment sales;

               (vii) sales to any customer which is: (A) insolvent, (B) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, (C) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts, (D) financially unacceptable to the Agent or has a credit rating unacceptable to the Agent;

               (viii) all sales to any customer if fifty percent (50%) or more of the aggregate dollar amount of all outstanding invoices to such customer are unpaid beyond the sooner to occur of the date which is sixty (60) days from due date or one hundred eighty (180) days (or two hundred ten (210) days, if applicable) from invoice date;

               (ix) pre-billed Trade Accounts Receivable and Trade Accounts Receivable arising from progress billing;

               (x) an amount representing, historically, returns, warranty reserves, discounts, claims, credits, allowances and applicable terms, samples, and an amount representing late charges or finance charges;

               (xi) sales not payable in United States currency, other than as provided in clause (ii) (y) above;

               (xii) sales to any single customer, to the extent that the aggregate amount of such sales exceeds ten percent (10%) of the aggregate amount of Eligible Accounts Receivable;

               (xiii) sales to the ten largest customers (ranked according to the amount of outstanding Trade Accounts Receivable), to the extent that the aggregate amount of such sales exceeds fifty percent (50%) of the aggregate amount of Eligible Accounts Receivables; and

               (xiv) any other reasons deemed necessary by the Agent in its reasonable judgment, including without limitation those which are customary either in the commercial finance industry or in the lending practices of the Agent and/or the Lenders.

         ELIGIBLE INVENTORY shall mean the gross amount of the Borrower's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of the Agent, on behalf of the Lenders, and which conforms to the warranties contained herein and which, at all times, continues to be acceptable to the Agent in the exercise of its reasonable business judgment, less, without duplication, any (a) work-in-process, (b) supplies (other than raw materials), (c) Inventory not present in the United States of America, other than Inventory in transit to the Borrower which is being imported pursuant to a Letter of Credit, (d) Inventory repossessed by the Borrower or returned or rejected by the Borrower's customers (other than goods that are undamaged and resalable in the normal course of business) and goods to be returned to the Borrower's suppliers, (e) Inventory in transit to third parties (other than the Borrower's agents or warehouses), or in the possession of a warehouseman, bailee, third party processor, or other third party, unless such warehouseman, bailee or third party has executed a notice of security interest agreement in substantially the form of Exhibit E-1 or E-2 hereto (as applicable), or is otherwise in form and substance satisfactory to the Agent,
(f) Inventory which does not meet standards imposed by any applicable Governmental Authority, and (g) any reserves required by the Agent in its reasonable discretion, including without limitation for special order goods, discontinued, slow-moving and obsolete Inventory, market value declines, bill and hold (deferred shipment), consignment sales, shrinkage and any applicable customs, freight, duties and Taxes.

         ENVIRONMENTAL LAW shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material.

         ENVIRONMENTAL LIABILITY shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment or
(e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed by or imposed upon, the Borrower with respect to any of the foregoing.

         EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in the UCC) of the Borrower including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds thereof of whatever sort.

         ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

         ERISA AFFILIATE shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code of 1986 (the "Code") as amended from time to time or, solely for purposes of Section 302 of ERISA and
Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         ERISA EVENT shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any material liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         EUROCURRENCY RESERVE REQUIREMENTS for any day, as applied to a LIBOR Loan, shall mean the aggregate (without duplication) of the maximum rates of reserve requirements (expressed as a decimal) in effect with respect to the Agent and/or any present or future Lender or participant on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under Regulation D or any other applicable regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by the Agent and/or any such Lenders or participants (such rate to be adjusted to the nearest one sixteenth of one percent (1/16 of 1%) or, if there is not a nearest one sixteenth of one percent (1/16 of 1%), to the next higher one sixteenth of one percent (1/16 of 1%)).

         EVENT(S) OF DEFAULT shall have the meaning provided for in Article XI.

         FEDERAL FUNDS EFFECTIVE RATE shall mean, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it.

         FISCAL QUARTER shall mean, with respect to the Borrower, each three (3) month period ending on the Saturday closest to September 30, December 31, March 31 and June 30 of each Fiscal Year.

         FISCAL YEAR shall mean, with respect to the Borrower, the period of four consecutive Fiscal Quarters commencing on the Sunday closest to July 1 of each year and ending on the Saturday closest to June 30 of the following year, determined in a manner consistent with the Borrower's past practices.

         FIXED CHARGE COVERAGE RATIO shall mean, for the relevant period, the ratio determined by dividing (i) EBITDA for such period, by (ii) the sum of (a) Interest Expense paid or due, in cash, during such period, PLUS (b) the amount of principal of any Indebtedness (other than the Revolving Loans and Letters of Credit) repaid or scheduled to be repaid during such period (including the portion of payments made during such period under Capitalized Leases that are allocable to the repayment of principal), PLUS (c) Capital Expenditures made by the Borrower during such period which were not financed, PLUS (d) all dividends and other distributions of a similar nature made in cash during such period, PLUS (e) all federal, state and local income tax expenses due and payable by the Borrower during such period.

         GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

         GENERAL INTANGIBLES shall mean all present and hereafter acquired general intangibles (as defined in the UCC) of the Borrower, and shall include, without limitation, all present and future right, title and interest in and to:
(a) all Trademarks, tradenames, corporate names, business names, logos and any other designs or sources of business identities, (b) Patents, together with any improvements on said Patents, utility models, industrial models, and designs,
(c) Copyrights, (d) trade secrets, (e) licenses, permits and franchises, (f) all applications with respect to the foregoing, (g) all right, title and interest in and to any and all extensions and renewals, (h) goodwill with respect to any of the foregoing, (i) any other forms of similar intellectual property, (j) all customer lists, distribution agreements, supply agreements, blueprints, indemnification rights and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof, including, without limitation, the proceeds or royalties of any licensing agreements between the Borrower and any licensee of any of the Borrower's General Intangibles.

         GOVERNMENTAL AUTHORITY shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         HAZARDOUS MATERIALS shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         HEDGING OBLIGATIONS shall mean any obligation or liability arising under or relating to an interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement, or any arrangement which is derivative thereof.

         INDEBTEDNESS of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and excluding installments of premiums payable with respect to policies of insurance contracted for in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all guarantees by such Person of Indebtedness of others, (h) all obligations under Capital Leases of such Person attributable to the payment of principal, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         INSURANCE PROCEEDS shall mean proceeds or payments from an insurance carrier with respect to any loss, casualty or damage to Collateral.

         INTELLECTUAL PROPERTY shall mean all property and all interests in property described in the Intellectual Property Agreements in which the Borrower has granted security interests to the Agent for the benefit of the Lenders.

         INTELLECTUAL PROPERTY AGREEMENTS shall mean, collectively, the Trademark Security Agreement and the Patent Security Agreement, in each case dated as of June 30, 2000 and executed by the Borrower in favor of the Agent, pursuant to which the Borrower shall have granted to the Agent for the benefit of the Lenders a Lien on and security interest in the property, and interests in property, described in each such Agreement as security for the payment and performance of the Obligations.

         INTERCREDITOR AGREEMENT shall mean that certain Intercreditor Agreement, dated as of July 26, 2002, among the Agent, the Lenders and Pegasus, as the same may be hereafter amended, modified, supplemented or restated from time to time.

         INTEREST EXPENSE shall mean the total interest obligations (paid or accrued) of the Borrower, determined on a non-consolidated basis in accordance with GAAP, consistently applied.

         INTEREST PERIOD shall mean:

         (a) with respect to any initial request by the Borrower for a LIBOR Loan, a one month, two month, three month or six month period commencing on the borrowing or conversion date with respect to a LIBOR Loan and ending one, two or three months thereafter, as applicable; and

         (b) thereafter with respect to any continuation of, or conversion to, a LIBOR Loan, at the option of the Borrower, any one month, two month or three month period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one, two or three months thereafter, as applicable; PROVIDED THAT, the foregoing provisions relating to Interest Periods are subject to the following:

              (i) if any Interest Period would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day, unless the result of such extension would extend such payment into another calendar month, in which event such Interest Period shall end on the immediately preceding Working Day;

              (ii) any Interest Period that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month, at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

              (iii) for purposes of determining the availability of Interest Periods, such Interest Periods shall be deemed available if (x) JPMorgan Chase Bank quotes an applicable rate or the Agent determines LIBOR, as provided in the definition of LIBOR, (y) the LIBOR determined by JPMorgan Chase Bank or the Agent will adequately and fairly reflect the cost of maintaining or funding Loans bearing interest at LIBOR, for such Interest Period, and (z) such Interest Period will end on or before the Anniversary Date. If a requested Interest Period shall be unavailable in accordance with the foregoing sentence, the Borrower shall continue to pay interest on the Obligations at the applicable per annum rate based upon the Base Rate.

         INVENTORY shall mean all of the Borrower's present and hereafter acquired inventory (as defined in the UCC) and including, without limitation, all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same in all stages of production - from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

         INVENTORY LOAN CAP shall mean, as of any date of determination, the product of .75 multiplied by the amount obtained after subtraction of (i) the sum calculated pursuant to clause (b) of the term Availability Reserve from (ii) the sum calculated pursuant to clause (a) of the term Borrowing Base.

         ISSUING BANK shall mean the bank issuing Letters of Credit.

         LC DISBURSEMENT shall mean (i) a payment made by the Issuing Bank pursuant to a Letter of Credit, or (ii) a payment made by the Agent pursuant to any indemnification agreement described in clause (ii) of the defined term Letter of Credit Guaranty.

         LETTER OF CREDIT EXPOSURE shall mean, as of any date of determination, without duplication, the sum of (i) the aggregate undrawn amount of all outstanding Letters of Credit, (ii) the aggregate unreimbursed amount of all drawn Letters of Credit and (iii) any other unreimbursed LC Disbursement.

         LETTER OF CREDIT FEE shall mean the fee chargeable to the Borrower by the Agent, for the ratable benefit of the Lenders, pursuant to Section 9.03, for: (a) issuing a Letter of Credit Guaranty, and/or (b) otherwise aiding the Borrower in obtaining Letters of Credit.

         LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by the Agent, on behalf of the Lenders, to the Issuing Bank of the Borrower's reimbursement obligations under the Issuing Bank's reimbursement agreement, application for Letter of Credit or other like document.

         LETTER OF CREDIT SUB-LINE shall mean the commitment of the Lenders, pursuant to Section 4.01, to assist the Borrower in obtaining Letters of Credit having an aggregate undrawn amount, together with an aggregate drawn but unreimbursed amount, not to exceed $5,000,000.

         LETTERS OF CREDIT shall mean (a) all letters of credit issued by the Issuing Bank, for or on behalf of the Borrower, with the assistance of the Agent, on behalf of the Lenders, in accordance with Article IV and (b) all existing letters of credit issued by the Issuing Bank under the Original Financing Agreement.

         LIBOR shall mean, at any time of determination, and subject to availability, for each applicable Interest Period, a variable rate of interest equal to: (a) at the Agent's election (i) the applicable LIBOR quoted to the Agent by JPMorgan Chase Bank (or any successor thereof), or (ii) the rate of interest determined by the Agent at which deposits in U.S. dollars are offered for the relevant Interest Period based on information presented on Telerate Systems at Page 3750 as of 11:00 A.M. (London time) on the day which is two (2) Business Days prior to the first day of such Interest Period, PROVIDED THAT, if at least two such offered rates appear on the Telerate System at Page 3750 in respect of such Interest Period, the arithmetic mean of all such rates (as determined by the Agent) will be the rate used; divided by (b) a number equal to
1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal) of Eurocurrency Reserve Requirements in effect on the day which is two
(2) Business Days prior to the beginning of such Interest Period.

         LIBOR LENDING OFFICE shall mean, with respect to the Agent, the office of JPMorgan Chase Bank, or any successor thereof, maintained at 270 Park Avenue, New York, NY 10017.

         LIBOR LOANS shall mean any Revolving Loans which are made or maintained at a rate of interest based upon LIBOR, provided that (a) no Default or Event of Default has occurred hereunder, which has not been waived in writing by the Required Lenders and (b) no LIBOR Loan shall be made with an Interest Period that ends subsequent to the Anniversary Date or any applicable Early Termination Date.

         LIEN shall mean with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         LINE OF CREDIT shall mean, as of any relevant date, the sum of the Commitments of the Lenders which, as of the Closing Date, shall equal $35,000,000.

         LINE OF CREDIT FEE shall: (a) mean the fee payable to the Agent, for the ratable benefit of the Lenders, due at the end of each month for the Line of Credit, and (b) be determined by multiplying the difference between (i) the Line of Credit and (ii) the sum, for such month, of (x) the average daily balance of Revolving Loans plus (y) the average daily undrawn balance of Letters of Credit, in each case outstanding during such month, by the Applicable Fee Percentage for the Line of Credit Fee for the number of days in such month.

         LOAN DOCUMENTS shall mean this Financing Agreement, all Revolving Notes, the Intellectual Property Agreements, the Stock Pledge Agreement, the Mortgages, the other closing documents and any other ancillary documents, instruments and agreements executed from time to time in connection with the Original Financing Agreement or this Financing Agreement, all as may be renewed, amended, extended, increased or supplemented from time to time.

         LOAN FACILITY FEE shall mean the fee payable to the Agent, for the ratable benefit of the Lenders, in accordance with, and pursuant to, the provisions of Section 9.07.

         LOCK BOX shall have the meaning given such term in Section 5.03.

         MATERIAL ADVERSE CHANGE shall mean a material adverse change in the business, assets, operations, prospects, profitability or condition, financial or otherwise, of the Borrower, or of the Borrower and the Subsidiaries, taken as a whole.

         MATERIAL ADVERSE EFFECT shall mean a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower, or of the Borrower and the Subsidiaries, taken as a whole, (b) the ability of the Borrower to perform any of its material obligations under this Financing Agreement or any of the other Loan Documents or (c) the rights of or benefits available to the Lenders under this Financing Agreement or any of the other Loan Documents.

         MATERIAL INDEBTEDNESS shall mean any Indebtedness (other than the Revolving Loans, Letters of Credit and other Obligations) of any one or more of the Borrower and its Subsidiaries in a principal amount, as of any date of determination, exceeding $5,000,000.

         MONTGOMERY DEBT shall mean the Indebtedness of the Borrower incurred pursuant to that certain 8% Convertible Subordinated Debenture due June 28, 2005, dated April 27, 2001, in the original principal amount of $2,000,000, issued by the Borrower and payable to Joseph S. Montgomery.

         MORTGAGES shall mean those mortgages, each dated as of June 30, 2000, executed by the Borrower, as mortgagor, in favor of the Agent, as mortgagee, to secure the Borrower's payment and performance of the Obligations and encumbering those certain parcels of land, and the improvements thereon, owned by the Borrower and located in (i) Bethel, Connecticut and captioned "Open-End Fourth Mortgage Deed and Security Agreement", and (ii) Bedford, Pennsylvania, and captioned "Open-End Mortgage and Security Agreement", in each case as such Mortgage has heretofore been amended and may hereafter be amended, modified, supplemented or restated from time to time.

         MOTOR SPORTS DIVISION shall mean the division of the Borrower pursuant to which the manufacture and distribution of motorcycles and related products, and the rendition of services associated therewith, is conducted.

         NET CASH PROCEEDS shall mean, with respect to any property, the aggregate amount of all proceeds, payable in cash, arising from the sale, transfer or other disposition of such property, MINUS the usual and customary out-of-pocket costs and expenses payable by the seller of such property, the principal amount of Indebtedness that is mandatorily payable by such seller upon the disposition of such property (other than Indebtedness incurred under this Financing Agreement), and the amount of taxes paid (or reasonably estimated to be payable) by such seller in connection with such disposition.

         NET INCOME shall mean, for any period, the net after tax income (or loss) of the Borrower for such period, determined on a non-consolidated basis in accordance with GAAP.

         NET WORTH shall mean, at any date of determination, an amount equal to
(a) Total Assets of the Borrower minus (b) Total Liabilities of the Borrower, and shall be determined on a non-consolidated basis in accordance with GAAP, consistently applied.

         OBLIGATIONS shall mean all loans, advances and extensions of credit made or to be made by the Agent and/or the Lenders to the Borrower, or to others for the Borrower's account, pursuant to this Financing Agreement (including, without limitation, all Revolving Loans and Letter of Credit Guaranties; and any and all indebtedness, liabilities and obligations which may at any time be owing by the Borrower to the Agent and/or the Lenders arising under or relating to this Financing Agreement, whether now in existence or incurred by the Borrower from time to time hereafter; whether principal, interest, fees, costs, expenses (including reasonable attorney's fees and disbursements) or otherwise; whether secured by Lien upon any of the Borrower's Collateral, assets or property or the assets or property of any other Person; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Borrower is liable to the Agent and/or the Lenders for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness, obligations and liabilities owing to the Agent and/or the Lenders by the Borrower under any Loan Document or under any other agreement or arrangement now or hereafter entered into between the Borrower and the Agent and/or the Lenders pursuant to or in connection with the transactions contemplated to occur under or in respect of this Financing Agreement; and all Out-of-Pocket Expenses.

         OTHER COLLATERAL shall mean all now owned and hereafter acquired lockboxes, blocked accounts and any other deposit accounts maintained with any bank or financial institutions into which the proceeds of Collateral are or may be deposited; all cash and other monies and property in the possession or control of the Agent and/or any of the Lenders; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon; and all cash and non-cash proceeds of the foregoing.

         OUT-OF-POCKET EXPENSES shall mean all of the out-of-pocket costs and expenses incurred pursuant to this Financing Agreement or any other Loan Documents by the Agent, and, at any time after the occurrence of an Event of Default which has occurred and is continuing, the Lenders, whether incurred heretofore or hereafter, which expenses shall include, without being limited to: the cost of record searches, all costs and expenses incurred by the Agent in opening bank accounts, depositing checks, receiving and transferring funds, and wire transfer charges, any charges imposed on the Agent due to returned items and "insufficient funds" of deposited checks and the Agent's standard fees relating thereto, any amounts paid by, incurred by or charged to, the Agent and/or the Lenders by the Issuing Bank under a Letter of Credit Guaranty or the Borrower's reimbursement agreement, application for Letters of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and the Agent's standard fees relating to the Letters of Credit and any drafts thereunder, travel, lodging and similar expenses of the Agent's personnel in connection with inspecting and monitoring the Collateral from time to time hereunder, any applicable reasonable counsel fees and disbursements, fees and taxes relative to the filing of financing statements, all expenses, costs and fees set forth in Section 11.03, and title insurance premiums, real estate survey costs, costs of preparing and recording the Mortgages.

         PATENTS shall mean all of the Borrower's present and hereafter acquired patents, patent applications, registrations, any reissues or renewals thereof, licenses, any inventions and improvements claimed thereunder, and all general intangible, intellectual property and patent rights with respect thereto of the Borrower, and all income, royalties, cash and non-cash proceeds thereof.

         PEGASUS shall mean Pegasus Partners II, L.P., a Delaware limited partnership, and its successors and assigns.

         PEGASUS DEBT shall mean the Indebtedness of the Borrower incurred pursuant to the Pegasus Debt Documents.

         PEGASUS DEBT DOCUMENTS shall mean the "Loan Documents" as defined in the Pegasus Financing Agreement.

         PEGASUS FINANCING AGREEMENT shall mean the Note Purchase Agreement, dated as of July 26, 2002 between Cannondale Corporation, as borrower, and Pegasus, as lender, as the same may be hereafter amended, modified, supplemented or restated from time to time, as permitted under this Agreement and under the Intercreditor Agreement.

         PEGASUS PRIORITY COLLATERAL shall have the meaning ascribed to such term in the Intercreditor Agreement.

         PERMITS shall have the meaning given to such term in Section 6.16.

         PERMITTED ENCUMBRANCES shall mean: (a) liens of local or state authorities for franchise or other like Taxes, provided that the aggregate amounts of such liens shall not exceed $500,000 in the aggregate at any one time; (b) statutory liens of landlords and liens of carriers, warehousemen, bailees, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith, by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained by the Borrower in accordance with GAAP; (c) pledges or deposits made (and the liens thereon) in the ordinary course of business of the Borrower (including, without limitation, security deposits for leases, indemnity bonds, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits and deposits securing liability to insurance carriers under insurance or self-insurance arrangements or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations; (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate, if applicable, and which in the aggregate (i) do not materially interfere with the occupation, use or enjoyment by the Borrower of its business or property so encumbered and (ii) in the reasonable business judgment of the Agent do not materially and adversely affect the value of such Real Estate; (e) tax liens which are not yet due and payable or which are being diligently contested in good faith by the Borrower by appropriate proceedings;
(f) liens created in favor of a bank at which a deposit account, other than a Blocked Account, is maintained, including set off rights in favor of such bank; and (g) the items identified in Schedules A, B and C of each of the Mortgages.

         PERMITTED INVESTMENTS shall mean (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof; (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's; (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above.

         PERSON shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, or other entity.

         PLAN shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         PLEDGED STOCK shall mean the securities pledged pursuant to the Stock Pledge Agreement by the Borrower to the Agent, for the benefit of the Lenders, as security for the payment and performance of all Obligations.

         PRO RATA SHARE shall mean, with respect to each Lender, the percentage of the total Commitments represented by such Lender's Commitment.

         PYNE DEBT shall mean the Indebtedness of the Borrower incurred pursuant to that certain 8% Convertible Subordinated Debenture due April 28, 2004, dated April 27, 2001, in the original principal amount of $2,000,000, issued by the Borrower and payable to James R. Pyne.

         REAL ESTATE shall mean the Borrower's fee and/or leasehold interests in the real property described in the Mortgages.

         REQUIRED LENDERS shall mean the Lenders holding aggregate Commitments under this Financing Agreement in an amount of 66 2/3% or more of the total Commitments.

         RESTRICTED PAYMENT shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

         REVOLVING LOAN ACCOUNT shall mean the account on the Agent's books, in the Borrower's name, against which the Borrower will be charged with all Obligations under this Financing Agreement, as and when payable.

         REVOLVING LOANS shall have the meaning given to such term in Section 3.01.

         REVOLVING NOTE shall mean each promissory note of the Borrower in the form of Exhibit A to this Financing Agreement, delivered by the Borrower to a Lender to evidence such Lender's PRO RATA share of the Revolving Loans, in accordance with such Lender's Commitment, pursuant to, and repayable in accordance with, the provisions of this Financing Agreement.

         SETTLEMENT PERIOD shall have the meaning given to such term in Section 3.05.

         STOCK PLEDGE AGREEMENT shall mean the Stock Pledge Agreement, dated June 30, 2000, executed by the Borrower in favor of the Agent, pursuant to which the Borrower shall have pledged and collaterally assigned the Pledged Stock as security for the payment and performance of the Obligations.

         SUBSIDIARY shall mean with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         SUBSIDIARY shall mean any subsidiary of the Borrower.

         TAXES shall mean all federal, state, municipal and other governmental taxes, levies, charges, claims and assessments which are or may be due by the Borrower with respect to its business, operations, Collateral or otherwise.

         TOTAL ASSETS shall mean total assets determined in accordance with GAAP, consistently applied.

         TOTAL LIABILITIES shall mean total liabilities determined in accordance with GAAP, consistently applied.

         TRADE ACCOUNTS RECEIVABLE shall mean the accounts (as defined in the UCC) of the Borrower which arise from the sale of Inventory or the rendition of services in the ordinary course of the Borrower's business.

         TRADEMARKS shall mean all of the Borrower's present and hereafter acquired trademarks, trademark registrations, recordings, applications, tradenames, trade styles, service marks, prints and labels (on which any of the foregoing may appear), licenses, reissues and renewals, and any other intellectual property and trademark rights pertaining to any of the foregoing, together with the goodwill associated therewith, and all cash and non-cash proceeds thereof.

         UCC shall mean the Uniform Commercial Code as the same may be amended and in effect from time to time in the State of New --- York.

         WORKING DAY shall mean any Business Day on which dealings in foreign currencies and exchanges between banks may be transacted.

         Section 1.02 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Financing Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Financing Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         Section 1.03 ACCOUNTING TERMS; GAAP. Except as otherwise expressly expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II
                              CONDITIONS PRECEDENT

          Section 2.01  CONDITIONS TO EFFECTIVENESS. This Financing
Agreement shall become effective upon the satisfaction or waiver by the Agent (in writing) of each of the following conditions precedent:

          (a) LIEN SEARCHES - The Agent shall have received and reviewed to its satisfaction, as of a recent date, tax, judgment and Uniform Commercial Code searches for all locations presently occupied or used by the Borrower.

          (b) CASUALTY INSURANCE - The Borrower shall have delivered to the Agent evidence satisfactory to the Agent that casualty insurance policies listing the Agent as additional insured, loss payee or mortgagee, as the case may be, are in full force and effect, PROVIDED that any certificate that evidences such insurance shall be in the form of "Accord 27".

          (c) UCC FILINGS - All financing statements required to be filed in order to perfect, in favor of the Agent, on behalf of the Lenders, a first priority security interest in the Collateral, subject only to the Permitted Encumbrances and the Intercreditor Agreement, shall have been properly filed in each such office in each jurisdiction. The Agent shall have received acknowledgment copies of all such filings (or, in lieu thereof, the Agent shall have received other evidence satisfactory to the Agent that all such filings have been made) and the Agent shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

          (d) BOARD RESOLUTIONS - The Agent shall have received a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Financing Agreement, and all other Loan Documents to which the Borrower is a party, and the consummation of the transactions contemplated to occur hereunder and thereunder, in each case certified by the Secretary or Assistant Secretary of the Borrower as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Borrower as to the incumbency and validity of the signature of the officers of the Borrower executing this Financing Agreement and such other Loan Documents and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

          (e) CORPORATE ORGANIZATION, GOOD STANDING AND QUALIFICATION - The Agent shall have received (i) a copy of the Certificate of Incorporation of the Borrower certified by the Secretary of State of the state of its incorporation,
(ii) a copy of the By-Laws of the Borrower certified by the Secretary or Assistant Secretary thereof, all as amended through the date hereof, (iii) a Certificate of Good Standing from the Secretary of State of the state of the Borrower's incorporation and (iv) a Certificate of Qualification from the Secretary of State of each other state in which the Borrower is doing business, except where the failure to be so qualified would not have a Material Adverse Effect.

          (f) SOLVENCY CERTIFICATE AND OFFICER'S CERTIFICATE - The Agent shall have received (x) an executed Solvency Certificate of the Borrower, satisfactory in form and substance to the Agent, certifying the Borrower's solvency as of the Closing Date and such related matters as the Agent shall deem necessary and (y) an executed Officer's Certificate of the Borrower, satisfactory in form and substance to the Agent, certifying that: (i) the representations and warranties contained herein are true and correct in all material respects on and as of the Closing Date; (ii) the Borrower is in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

          (g) OPINION - the Agent on behalf of the Lenders shall have received and reviewed to its satisfaction a legal opinion from the law firm of Kelley Drye & Warren LLP, as general counsel to the Borrower.

          (h) ABSENCE OF DEFAULT; NO MATERIAL ADVERSE CHANGE - No Default or Event of Default shall have occurred and no Material Adverse Change shall have occurred since December 31, 2001.

          (i) LEGAL RESTRAINTS/LITIGATION - As of the Closing Date, there shall be no: (x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Borrower or its assets, by any agency, division or department of any county, city, state or federal government arising out of this Financing Agreement; (y) injunction, writ or restraining order restraining or prohibiting the financing arrangements contemplated under this Financing Agreement; or (z) suit, action, investigation or proceeding (judicial or administrative) pending against the Borrower or its assets, which, in the opinion of the Agent, if adversely determined, would be reasonably likely to have a Material Adverse Effect.

          (j) GUARANTEES OF SUBSIDIARY DEBT - The Agent and its legal counsel shall have received and reviewed to their satisfaction all documents and agreements pursuant to which the Borrower shall have guaranteed or in any manner agreed to be liable or responsible for the payment of the indebtedness of any Subsidiary.

          (k) FLOOR PLANNING - The Agent and its legal counsel shall have received and reviewed to their satisfaction any document or agreement between a customer of the Borrower and the bank or other financial institution which provides inventory or floor planning financing to such customer, to the extent the Borrower is a party to any such document or agreement.

          (l) BUSINESS PLAN; PROJECTIONS - The Agent shall have received and reviewed to its satisfaction (i) a comprehensive business plan for the Borrower and its Subsidiaries, (ii) twelve (12) month projected balance sheets, income statements and cash budgets for the Borrower and its Subsidiaries, each in reasonable detail, prepared on a consolidated and consolidating basis for each of Fiscal Year 2002, Fiscal Year 2003, Fiscal Year 2004 and Fiscal Year 2005, which represent the Borrower's good faith projections and indicate that the Borrower will have Availability of at least $3,500,000 at all times, (iii) a certificate of the Borrower's chief financial officer certifying that the projections delivered to the Agent pursuant to the preceding clause (ii) are the most accurate projections available and are identical to the projections used by the Borrower for internal planning purposes and (iv) all supporting schedules and information as the Agent may in its discretion require.

          (m) FINANCING AGREEMENT AND ADDITIONAL DOCUMENTS - The Borrower shall have executed and delivered to the Agent this Financing Agreement, the Revolving Notes and all other Loan Documents to which it is a party. Concurrently with its receipt of the Revolving Notes, the Agent will return the "Revolving Notes" issued pursuant to the Original Financing Agreement to the Borrower.

          (n) PLEDGED STOCK - The Borrower shall have delivered to the Agent, on behalf of the Lenders, possession of the stock certificates evidencing all of the certificated shares of Pledged Stock required to be pledged and collaterally assigned to the Agent pursuant to the Stock Pledge Agreement, together with duly executed stock powers (undated and in-blank) with respect thereto, all in form and substance satisfactory to the Agent.

          (o) BLOCKED ACCOUNTS AND BLOCKED ACCOUNT AGREEMENTS - The Borrower shall have established a system of lockboxes and Blocked Accounts with respect to the collection of Trade Accounts Receivable and the deposit of proceeds of Collateral, and the Agent, the Borrower and each bank at which a Blocked Account is maintained shall have entered into a Blocked Account Agreement in form and substance satisfactory to the Agent.

          (p) DISBURSEMENT AUTHORIZATION - The Borrower shall have delivered to the Agent all information necessary for the Agent and the Lenders to issue wire transfer instructions on behalf of the Borrower for the initial and subsequent loans and/or advances to be made under this Financing Agreement including, but not limited to, disbursement authorizations in form acceptable to the Agent.

          (q) EXAMINATION AND VERIFICATION; OPENING AVAILABILITY - The Agent and each of the Lenders shall have completed, to their respective satisfaction, an examination and verification of the Trade Accounts Receivable, Inventory, financial statements, and books and records of the Borrower, which examination shall indicate that, after giving effect to all Revolving Loans, advances and extensions of credit to be made on the Closing Date, the Borrower shall have Availability of at least $7,500,000, as evidenced by a Borrowing Base Certificate delivered by the Borrower to the Agent as of the Closing Date. It is understood that such requirement contemplates that all debts and obligations are current, and that all payables are being handled in the normal course of the Borrower's business and consistent with the practice in the Borrower's industry.

          (r) PAYMENT OF TERM LOAN - The outstanding principal balance of the Term Loan (as defined in the Original Financing Agreement) plus all accrued and unpaid interest thereon shall have been paid to the Agent in full. Concurrently with its receipt of such payment, the Agent will deliver the "Term Notes" issued pursuant to the Original Financing Agreement to the Borrower stamped "paid".

          (s) PAYMENT OF MEZZANINE DEBT - The Agent shall have received evidence satisfactory to it that the Mezzanine Debt (as defined in the Original Financing Agreement) has been paid in full, all of the related "Mezzanine Debt Documents" have been terminated and all Liens on the Collateral securing such Mezzanine Debt have been released.

          (t) PAYMENT OF FEES - The Agent and the Lenders shall have received payment in full, in cash, of all fees for which the Borrower is obligated to make payment on or before the Closing Date.

          (u) PEGASUS DEBT; INTERCREDITOR AGREEMENT WITH PEGASUS - The Agent shall have received and reviewed to its satisfaction all of the Pegasus Debt Documents, the transactions contemplated to occur thereunder shall have been satisfied and all conditions precedent to the effectiveness of the Pegasus Debt Documents shall have occurred; the Borrower shall have received in cash the proceeds of the Pegasus Debt in an amount of not less than $25,000,000 and the Agent on behalf of the Lenders and Pegasus shall have entered into an intercreditor agreement satisfactory to the Lenders.

          (v) CLOSING DOCUMENT CHECKLIST - The Borrower shall have delivered to the Agent all documents listed on the Closing Document Checklist attached to this Financing Agreement as Annex III for which the Borrower is responsible. Upon the execution of this Financing Agreement and the initial disbursement of Revolving Loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as otherwise set forth hereinabove or as the Borrower, the Required Lenders and the Agent shall otherwise agree in writing.

          Section 2.02 CONDITIONS TO EACH EXTENSION OF CREDIT. Subject to the terms of this Financing Agreement, the Commitment of each Lender to fund its PRO RATA share, after the

Closing Date, of Revolving Loans, and to purchase a participation in Letters of Credit, is subject to the satisfaction of the following conditions precedent:

          (a) REPRESENTATIONS AND WARRANTIES - Each of the representations and warranties made by the Borrower in or pursuant to this Financing Agreement shall be true and correct in all material respects on and as of such date as if made on and as of such date, except for any such representation or warranty which by its terms speaks only as of an earlier date.

          (b) NO DEFAULT - No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

          (c) BORROWING BASE - Except as may be otherwise agreed to from time to time by the Lenders and the Borrower in writing, after giving effect to the extension of credit requested to be made by the Borrower on such date, the aggregate outstanding balance of the Revolving Loans and Letter of Credit Exposure will not exceed the lesser of (i) the Line of Credit or (ii) the Borrowing Base, minus the amount calculated pursuant to clause (b) of Availability Reserve. Each borrowing of a Revolving Loan by the Borrower hereunder, and each request by the Borrower for the issuance of a Letter of Credit, shall constitute a representation and warranty by the Borrower as of the date of such borrowing or request that each of the representations and warranties contained in this Financing Agreement have been satisfied and are true and correct, except as the Borrower and the Agent and/or the Required Lenders shall otherwise agree herein or in a separate writing.

                                  ARTICLE III
                                 REVOLVING LOANS

          Section 3.01 REVOLVING LOANS GENERALLY. The Agent and the Lenders agree, subject to the terms and conditions of this Financing Agreement, from time to time to make loans and advances to the Borrower on a revolving basis (each a "Revolving Loan" and collectively the "Revolving Loans"). Subject to the limitations set forth herein, the Borrower may borrow, repay and re-borrow Revolving Loans. Requests for Revolving Loans shall be in amounts not to exceed
(a) the lesser of (i) the Borrowing Base or (ii) the Line of Credit, MINUS, until such time as the Pegasus Debt shall have been paid in full or otherwise satisfied in a manner acceptable to Pegasus, the sum of $3,500,000, MINUS (b) the aggregate principal amount of all the outstanding Revolving Loans and MINUS the Availability Reserve. All requests for Revolving Loans must be received by an officer of the Agent no later than (i) 1:00 p.m., New York time, of the Business Day on which any Revolving Loans based on the Base Rate are required or
(ii) 11:00 a.m., New York time, on the third Business Day prior to the Business Day on which any Revolving Loans based on LIBOR are required. In the event that after making a requested Revolving Loan, such Revolving Loan exceeds the Availability existing immediately prior to the making of such Revolving Loan or the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding Letter of Credit Exposure exceeds (x) the Borrowing Base or (y) the Line of Credit, the amount of such excess shall, in each case, be immediately due and payable to the Agent on behalf of the Lenders.

          Section 3.02 NOTICE OF BORROWING REQUEST. Whenever the Borrower requests the Agent, on behalf of the Lenders, to make a Revolving Loan pursuant to Section 3.01, it shall give the Agent notice in writing or irrevocable telephonic notice confirmed promptly in writing, specifying (A) the amount to be borrowed, and (B) the requested borrowing date (which shall be a Business Day and shall be prior to the Anniversary Date, and if applicable, any Early Termination Date, or prior to any effective termination date of this Financing Agreement, all as further set forth herein), and (C) specify whether the requested Revolving Loan shall bear interest at the Base Rate or at LIBOR, as further set forth herein. Proceeds of Revolving Loans shall be disbursed by the Agent to a bank account of the Borrower designated by it. Requests for Revolving Loans shall be made solely by the Borrower and shall be directed solely to the Agent.

          Section 3.03 AGENT MAY FUND REVOLVING LOANS. Notwithstanding any other provision of this Financing Agreement, in order to reduce the number of fund transfers among the Borrower, the Lenders and the Agent, the Borrower, the Lenders and the Agent agree that the Agent may, but shall not be obligated to fund, and the Borrower and the Lenders hereby irrevocably authorize the Agent to fund, on behalf of the Lenders, Revolving Loans pursuant to Section 3.01, subject to the procedures for settlement set forth below, PROVIDED, HOWEVER, that (i) the Agent shall in no event fund such Revolving Loan or request that any Lender so fund such Revolving Loan if the Agent shall have received written notice from the Required Lenders on the Business Day prior to the date of the proposed Revolving Loan that one or more of the conditions precedent contained in Section 2.02 hereof will not be satisfied on the date of the proposed Revolving Loan and (ii) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 2.02 have been satisfied. If the Agent elects not to fund a requested Revolving Loan on behalf of the Lenders promptly after receipt of a request for a Revolving Loan pursuant to this Section 3.03, the Agent shall so notify each Lender. If the Agent notifies the Lenders that it will not fund a request for a Revolving Loan on behalf of the Lenders, each Lender shall make its PRO RATA share of the Revolving Loan so requested available to the Agent, in immediately available funds, at the payment office of the Agent designated by it, no later than 2:00 p.m. (New York time) on the date of the Revolving Loan so requested, in which case the Agent will then disburse to the Borrower the proceeds of all amounts so received by the Agent in accordance with Sections 3.01 and 3.02.

          Section 3.04 AGENT'S ASSUMPTIONS. If the Agent has notified the Lenders that the Agent will not fund a particular Revolving Loan pursuant to
Section 3.03 on behalf of the Lenders, the Agent may assume that each such Lender will make such amount available to the Agent on such day and the Agent, in its sole and absolute discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If, in such case, the Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Agent by any such Lender, such Lender and the Borrower agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon for each day from the date such amount is made available to the Borrower to and including the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Effective Rate during such period as quoted by the Agent and the Base Rate then in effect and (ii) in the case of such Lender, at the Federal Funds Effective Rate during such period as quoted by the Agent for three Business Days and thereafter at the Base Rate then in effect. If such Lender shall repay to the Agent such corresponding amount such amount so repaid shall constitute such Lender's pro rata share of such Revolving Loan. Nothing in this Section shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

          Section 3.05 SETTLEMENT PROCEDURE. With respect to all periods for which the Agent, on behalf of the Lenders, has funded Revolving Loans pursuant to Section 3.03, on the first Business Day after the last day of each week, or such shorter period as the Agent may from time to time select (any such week or shorter period being herein called a "SETTLEMENT PERIOD"), the Agent shall notify each Lender of the unpaid principal amount of the Revolving Loans outstanding at the close of business on the last Business Day of such Settlement Period. In the event that such amount is greater than the unpaid principal amount of the Revolving Loans outstanding at the close of business on the last Business Day of the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Revolving Loans made on the date of such Lender's initial funding) each Lender shall promptly make available to the Agent such Lender's pro rata share of the difference in immediately available funds. In the event that such amount is less than such unpaid principal amount, the Agent shall promptly pay over to each other Lender such Lender's pro rata share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Default or an Event of Default shall have occurred and be continuing or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Revolving Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Revolving Loans will be equal to its pro rata share thereof. The obligations of the Agent and each Lender under this Section shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its PRO RATA share of the Revolving Loans which have been actually funded by such Lender.

          Section 3.06 DEFAULTING LENDERS. In the event that any Lender fails to make any payment required to be made by it pursuant to Section 3.05, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due to and including the date such amount is paid to the Agent, at the Federal Funds Effective Rate during each period as quoted by the Agent for three Business Days and thereafter at the Base Rate then in effect. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Financing Agreement or any other Loan Document, the amount so advanced by the Agent to the Borrower shall, for all purposes hereof, be deemed to be a Revolving Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Agent for its own account.

          Section 3.07 REVOLVING LOAN ACCOUNT. The Agent shall maintain a Revolving Loan Account on its books in which the Borrower will be charged with all Revolving Loans and with any other Obligations, as and when payable, including any and all Out-of-Pocket Expenses which the Agent may incur in connection with the exercise by or for the Agent of any of the rights or powers herein conferred upon the Agent, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of the Agent in connection with this Financing Agreement, the other Loan Documents or the Collateral assigned hereunder, or any Obligations owing by the Borrower. The Borrower will be credited with all amounts received by the Agent and/or the Lenders from the Borrower or from others for the Borrower's account, including, as above set forth, all amounts received by the Agent in payment of Accounts, and such amounts will be applied to payment of the Obligations as set forth herein. The Borrower hereby authorizes the Agent to charge its Revolving Loan Account with the amount of all Obligations, as such amounts become due. The Borrower confirms that any charges which the Agent may so make to its Revolving Loan Account as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion.

          Section 3.08 STATEMENT OF ACCOUNT. After the end of each month, the Agent shall promptly send the Borrower a statement showing the accounting for the charges, loans, advances and other transactions occurring between the Agent and the Borrower during that month. The monthly statements shall be deemed correct and binding upon the Borrower and shall constitute an account stated between the Borrower and the Agent unless the Agent receives a written statement of the exceptions within thirty (30) days after the Borrower's receipt of the monthly statement (it being understood that the Borrower shall be deemed to have received such monthly statement if it shall not have given the Agent written notice of non-receipt within ten (10) days after the end of such month).

          Section 3.09  MANDATORY PREPAYMENTS. Subject to (a) the terms of
Section 8.03 and (b) so long as all or any portion of the Pegasus Debt shall remain outstanding, the Intercreditor Agreement, if the Borrower sells any Equipment or other tangible personal property (other than Inventory in the ordinary course of business), or if any Equipment or such other property is lost, destroyed, or taken by condemnation, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, unless otherwise agreed by the Required Lenders, or as otherwise set forth in this Financing Agreement, as and when received by the Borrower and as a mandatory prepayment of the Revolving Loans, a sum equal to the Net Cash Proceeds (including Insurance Proceeds) received by the Borrower from such sale, loss, destruction or condemnation, PROVIDED, HOWEVER, that so long as no Event of Default has occurred and is continuing, the proceeds of any Equipment or other such property so lost, destroyed or taken by condemnation, to the extent such proceeds are equal to or less than $500,000 in the aggregate, may be used to replace or restore such Equipment or other property, as the case may be, so long as such Net Cash Proceeds are so used within 60 days of receipt thereof, PROVIDED, FURTHER, that if the nature of such Equipment or such other property precludes the likelihood of such replacement or restoration within such 60 day period, then the Borrower and the Agent shall meet and confer in good faith for the purpose of determining a reasonable time period within which such replacement or restoration shall occur, or such other application of such Net Cash Proceeds.

                                   ARTICLE IV
                                LETTERS OF CREDIT

          In order to assist the Borrower in establishing or opening Letters of Credit with an Issuing Bank, the Borrower has requested the Agent, on behalf of the Lenders, to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending the Agent's credit to the Borrower and the Agent has agreed to do so. These arrangements shall be handled by the Agent subject to the terms and conditions set forth below.

          Section 4.01  LETTERS OF CREDIT GENERALLY. Within the Line of
Credit, the Agent on behalf of the Lenders shall assist the Borrower in obtaining Letters of Credit from time to time, so long as after giving effect to the issuance of any requested Letter of Credit, the Letter of Credit Exposure shall not exceed the lesser of (a) the Letter of Credit Sub-Line and (b) Availability. The Agent's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in the Agent's sole discretion. It is understood that the term, form and purpose of each Letter of Credit and all documentation in connection therewith, and any amendments, modifications or extensions thereof, must be mutually acceptable to the Agent, the Issuing Bank and the Borrower, provided that Letters of Credit shall not be used for the purchase of domestic Inventory or to secure present or future debt of domestic Inventory suppliers. Any and all outstanding Letters of Credit shall be reserved dollar for dollar from Availability as an Availability Reserve.

          Section 4.02 AUTHORIZATION TO CHARGE REVOLVING LOAN ACCOUNT. The Agent shall have the right, without notice to the Borrower, to charge the Borrower's Revolving Loan Account with the amount of any and all indebtedness, liability or obligation of any kind incurred by the Agent and/or the Lenders under the Letters of Credit Guaranty at the earlier of (a) payment by the Agent under the Letters of Credit Guaranty; or (b) the occurrence of an Event of Default which has not been waived in writing by the Required Lenders. Any amount charged to Borrower's Revolving Loan Account shall be deemed a Revolving Loan hereunder and shall incur interest at the Base Rate PLUS the Applicable Increment.

          Section 4.03 INDEMNIFICATION. The Borrower unconditionally indemnifies the Agent and the Lenders and holds the Agent and the Lenders harmless from any and all loss, claim or liability incurred by the Agent arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrower's account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any errors, omissions, negligence, misconduct or action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by the Agent and/or the Lenders under the Letters of Credit Guaranty. This indemnity shall survive termination of this Financing Agreement. The Borrower agrees that any charges incurred by the Agent and/or the Lenders for the Borrower account by the Issuing Bank shall be conclusive on the Agent and may be charged to the Borrower's Revolving Loan Account.

          Section 4.04 PARTICIPATION. By the issuance by the Agent of a Letter of Credit Guaranty, and without any further action on the part of the Agent or the Lenders, the Agent hereby grants to each Lender, and each Lender hereby acquires from the Agent, a participation in such Letter of Credit Guaranty equal to such Lender's PRO RATA share of the aggregate amount available to be drawn under all Letters of Credit. By the payment by the Agent of an LC Disbursement pursuant to clause (ii) of the definition thereof, or by the reimbursement by the Agent to the Issuing Bank of an LC Disbursement pursuant to clause (i) of the definition thereof, and without any further action on the part of the Lenders, the Agent hereby grants to each Lender, and each Lender hereby acquires from the Agent, a participation in such LC

Disbursement, equal to such Lender's PRO RATA share of the amount of such LC Disbursement. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, without duplication, (i) for its own account, such Lender's PRO RATA share of each LC Disbursement made by the Agent and not reimbursed by the Borrower on the date due as provided herein and (ii) for the account of the Issuing Bank, such Lender's PRO RATA share of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in herein, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of LC Disbursements and the Letter of Credit Guaranty is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          Section 4.05 LIMITATION ON AGENT'S RESPONSIBILITY. The Agent shall not be responsible for: (a) the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; (b) any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; (c) validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (d) the time, place, manner or order in which shipment is made; (e) partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; (f) any deviation from instructions; (g) delay, default, or fraud by the shipper and/or anyone else in connection with the goods or the shipping thereof; or (h) any breach of contract between the shipper or vendors and the Borrower.

          Section 4.06 FURTHER PROVISIONS. The Borrower agrees that any action taken by the Agent and/or the Lenders, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the Letter of Credit Guarantees, the drafts or acceptances, or the Collateral, shall be binding on the Borrower and shall not result in any liability whatsoever of the Issuing Bank, the Agent or the Lenders to the Borrower. In furtherance thereof, the Agent shall have the full right and authority, in good faith, to: (a) clear and resolve any questions of non-compliance of documents; (b) give any instructions as to acceptance or rejection of any documents or goods; (c) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and (d) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in the Agent's sole name. The Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from the Agent, all without any notice to or any consent from the Borrower. Notwithstanding any prior course of conduct or dealing with respect to the foregoing including amendments and non-compliance with documents and/or the Borrower's instructions with respect thereto, the Agent may exercise its rights hereunder in its sole and reasonable judgment. In addition, without the Agent's express consent and endorsement in writing, the Borrower agrees: (a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and (b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by the Required Lenders, not to (i) clear and resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptances or rejection of any documents or goods or (iii) execute any and all steamship or airways guaranties (and applications therefor), indemnities or delivery orders.

          Section 4.07 LICENSES; RISK. The Borrower agrees that: (a) any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; (b) all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and fully complied with; and (c) any certificates in that regard that the Agent may at any time request will be promptly furnished. In connection herewith, the Borrower warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign Taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrower's risk, liability and responsibility.

          Section 4.08  SUBROGATION. Upon any payments made to the Issuing
Bank under the Letter of Credit Guaranty, the Agent on behalf of the Lenders shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to the Agent on behalf of the Lenders and apply in all respects to the Agent and shall be in addition to any rights, remedies, duties or obligations contained herein.

                                   ARTICLE V
                                   COLLATERAL

          Section 5.01 GRANT OF SECURITY INTEREST. As security for the prompt payment in full of all Obligations, the Borrower hereby pledges and grants to the Agent, on behalf of the Lenders, a continuing general lien upon, and security interest in, all of its:

          (a) Accounts;

          (b) Inventory;

          (c) General Intangibles;

          (d) Documents of Title;

          (e) Other Collateral;

          (f) Equipment; and

          (g) Real Estate

          Section 5.02  SECURITY INTEREST GENERALLY.

         The security interests granted hereunder shall extend and attach to:

          (a) All Collateral which is owned by the Borrower or in which the Borrower has any interest, whether held by the Borrower or others for its account, and, if any Collateral is Equipment, whether the Borrower's interest in such Equipment is as owner, finance lessee or conditional vendee;

          (b) All Equipment, whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, molds, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with, or attached to, the Equipment; and

          (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either the Agent or the Borrower from the Borrower's customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Borrower, or to the sale, promotion or shipment thereof.

          Section 5.03  COLLECTION OF TRADE ACCOUNTS RECEIVABLE. The
Borrower shall establish and maintain, in its name and at its expense, a system of lock boxes ("Lock Boxes") and deposit accounts ("Blocked Accounts"), in each case with such banks as are acceptable to the Agent. The Borrower shall: (i) indicate on all of its invoices that funds should be delivered to and deposited to a Lock Box; (ii) direct all of its account debtors to deposit any and all payments, remittances, checks, collections and proceeds of Trade Accounts Receivable and other Collateral into a Lock Box; (iii) irrevocably authorize and direct any bank which maintains a Lock Box or otherwise maintains the Borrower's initial receipt of cash, checks and other items to promptly transfer all available funds to a Blocked Account; and (iv) advise all such banks of the Agent's security interest in such funds. The Borrower shall promptly cause to be deposited into a Blocked Account all proceeds of Collateral received by the Borrower. Each bank at which a Lock Box and Blocked Account are established shall enter into a written agreement among the Borrower, the Agent and such bank, in form and substance satisfactory to the Agent (the "Blocked Account Agreements"), providing that all cash, checks and items received or deposited in the Lock Box and Blocked Account are the property of the Agent, that the depository bank has no lien upon, or right of set off against, the Lock Box and Blocked Accounts or any cash, checks, items, wires or other funds from time to time on deposit therein, except as otherwise provided in the Blocked Account Agreements, and that automatically, on a daily basis the depository bank will wire, or otherwise transfer, in immediately available funds, all funds received or deposited into the Blocked Accounts to such bank account as the Agent may from time to time designate for such purpose. The Borrower hereby confirms and agrees that all amounts deposited in such Lock Box and Blocked Accounts and any other funds received and collected by the Agent, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of the Agent. Without in any way waiving or limiting the Agent's right to require the Borrower to strictly comply with this Section, the Borrower hereby agrees to take the following actions with respect to each account of the Borrower held at a bank or other depository institution located in Canada, into which any proceeds of Collateral may be deposited at any time (each, a "Canadian Account"): (a) the Borrower shall deliver to the Agent, together with each Borrowing Base Certificate, a report setting forth the amount on deposit in each Canadian Account on the date of such Borrowing Base Certificate; (b) the Borrower shall deliver to the Agent copies of all periodic account statements with respect to each Canadian Account, promptly upon the Borrower's receipt thereof; and (c) on Monday of each week (or on the next Business Day, if such Monday is not a Business Day) the Borrower shall cause to be transferred, by wire or book-entry transfer, in immediately available funds, all funds on deposit in each Canadian Account to a Blocked Account or to such other bank account as the Agent may from time to time designate for such purpose. The Borrower hereby confirms and agrees that all amounts deposited in each Canadian Account, whether as proceeds of Inventory or other Collateral or otherwise, shall be the property of the Agent.

          Section 5.04 DELIVERY OF INFORMATION CONCERNING TRADE ACCOUNTS RECEIVABLE AND INVENTORY. In furtherance of the continuing assignment and security interest in the Borrower's Accounts and Inventory, the Borrower will, upon the creation of Accounts and purchase or acquisition of Inventory, execute and deliver to the Agent in such form and manner as the Agent may reasonably require, solely for the Agent's convenience in maintaining records of Collateral, such confirmatory schedules of Trade Accounts Receivable and Inventory as the Agent may reasonably request, including, without limitation, weekly schedules of Trade Accounts Receivable and monthly schedules of Inventory, all in form and substance satisfactory to the Agent, and such other appropriate reports designating, identifying and describing the Trade Accounts Receivable and Inventory as the Agent may reasonably request, and provided further that the Agent may request any such information more frequently, from time to time, upon its reasonable prior request. In addition, upon the Agent's request, the Borrower shall provide the Agent with copies of agreements with, or purchase orders from, the Borrower's customers, and copies of invoices to customers, proof of shipment or delivery, access to its computers, electronic media and software programs associated therewith (including any electronic records, contracts and signatures) and such other documentation and information relating to such Trade Accounts Receivable and other Collateral as the Agent may reasonably require. Failure to provide the Agent with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Borrower hereby authorizes the Agent to regard the Borrower's printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Borrower's Authorized Officers or agents.

          Section 5.05 REPRESENTATIONS AND COVENANTS WITH RESPECT TO TRADE ACCOUNTS RECEIVABLE AND INVENTORY. The Borrower hereby represents and warrants that: each Trade Account Receivable is based on an actual and bona fide sale and delivery of Inventory or rendition of services to its customers, made by the Borrower in the ordinary course of its business; the Inventory being sold, and the Trade Accounts Receivable created, are the exclusive property of the Borrower and are not and shall not be subject to any Lien whatsoever, other than Liens in favor of the Agent, Liens which secure the Pegasus Debt and the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in the name of the

Borrower; and the customers of the Borrower have accepted the Inventory or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which the Borrower has complied with the following notification requirements. The Borrower agrees to notify the Agent promptly of:
(a) any matters affecting the enforceability or collectibility of any Trade Account Receivable; (b) with respect to any Trade Account Receivable in the face amount of $200,000, or greater, all customer disputes, offsets, defenses, counterclaims, returns, rejections, (c) all reclaimed or repossessed merchandise or goods, (d) any adverse effect in the value of Inventory, or of any matter which materially and adversely affects the Borrower's weekly and monthly collateral reports (as applicable) provided to the Agent hereunder, in such detail and format as the Agent may reasonably require from time to time and (e) any such matters which are material, as a whole, to the Trade Accounts Receivables and/or the Inventory. The Borrower agrees to issue credit memoranda promptly (with duplicates to the Agent upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances. Upon the occurrence of an Event of Default (which is not waived in writing by the Required Lenders) and on notice from the Agent, the Borrower agrees that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Borrower, marked with the Agent's name (as secured party) and held by the Borrower for the Agent's account. The Borrower confirms to the Agent that any and all Taxes or fees relating to its business, its sales, the Accounts or Inventory relating thereto, are its sole responsibility and that same will be paid by the Borrower when due, and that none of said Taxes or fees represent a Lien on the Accounts. The Borrower hereby further represents and warrants that
(i) any Inventory it may acquire on a consignment basis shall be segregated and set apart from all other Inventory, shall under no circumstances be included in any Borrowing Base Certificate as Eligible Inventory or otherwise be deemed to be Eligible Inventory, and is not subject to any Lien in favor of the consignor of such Inventory, (ii) it shall not co-mingle its Inventory with the inventory of any of its customers or the inventory of any other Person, including pursuant to any bill and hold sale or otherwise, and (iii) its Inventory is marketable to its customers in the ordinary course of business of the Borrower, except as it may otherwise report in writing to the Agent pursuant to this Section from time to time. The Borrower agrees to maintain such books and records regarding Accounts and Inventory as the Agent may reasonably require and agrees that the books and records of the Borrower will reflect the Agent's interest in the Accounts and Inventory.

          Section 5.06  ADDITIONAL REPRESENTATIONS AND COVENANTS WITH
RESPECT TO TRADE ACCOUNTS RECEIVABLE AND INVENTORY. The Borrower agrees to safeguard, protect and hold all Inventory for the Agent's account and make no disposition thereof except in the ordinary course of its business of the Borrower, as herein provided. The Borrower represents and warrants that Inventory will be sold and shipped by the Borrower to its customers only in the ordinary course of the Borrower's business, and then only on open account and on terms currently being extended by the Borrower to its customers, and absent the prior written consent of the Agent, the Borrower shall not sell Inventory on a consignment basis. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, Trade Accounts Receivable, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, the

Agent shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. The Borrower hereby agrees to immediately forward any and all proceeds of Collateral to a Blocked Account, and to hold any such proceeds (including any notes and instruments), in trust for the Agent, on behalf of the Lenders, pending delivery to the Agent. Irrespective of the Agent's perfection status in any and all of the General Intangibles, including, without limitation, any Patents, Trademarks, Copyrights or licenses with respect thereto, the Borrower hereby irrevocably grants the Agent a royalty free license to sell, or otherwise dispose or transfer, in accordance with
Section 11.03, and the applicable terms hereof, any of the Inventory upon the occurrence of an Event of Default which has not been waived in writing by the Agent.

          Section 5.07  REPRESENTATIONS AND COVENANTS WITH RESPECT TO
EQUIPMENT. The Borrower agrees at its own cost and expense to keep the Equipment in satisfactory operating condition, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. The Borrower also agrees to safeguard, protect and hold all Equipment in accordance with the terms hereof and subject to the Agent's security interest.

          Section 5.08  REPRESENTATIONS AND COVENANTS WITH RESPECT TO
GENERAL INTANGIBLES. The Borrower possess all General Intangibles and rights thereto necessary to conduct its business as conducted as of the Closing Date and the Borrower shall maintain its rights in, and the value of, the foregoing in the ordinary course of its business, including, without limitation, by making timely payment with respect to any applicable licensed rights. The Borrower shall deliver to the Agent, and/or shall cause the appropriate party to deliver to the Agent, from time to time such pledge or security agreements with respect to General Intangibles (now or hereafter acquired) of the Borrower as the Agent shall require to obtain valid first liens thereon. In furtherance of the foregoing, the Borrower shall provide timely notice to the Agent of any additional Patents, Trademarks, tradenames, service marks, Copyrights, brand names, trade names, logos and other trade designations acquired or applied for subsequent to June 30, 2000 and the Borrower shall execute such documentation as the Agent may reasonably require to obtain and perfect its lien thereon. The Borrower hereby confirms that it shall deliver, or cause to be delivered, any Pledged Stock issued subsequent to June 30, 2000 to the Agent in accordance with the applicable terms of the Stock Pledge Agreement and prior to such delivery, shall hold any such stock in trust for the Agent. The Borrower hereby irrevocably grants to the Agent a royalty-free, non-exclusive license in the General Intangibles, including tradenames, Trademarks, Copyrights, Patents, licenses, and any other proprietary and intellectual property rights and any and all right, title and interest in any of the foregoing, for the sole purpose, upon the occurrence of an Event of Default, of the right to: (i) advertise for sale and sell or transfer any Inventory bearing any of the General Intangibles, and (ii) make, assemble, prepare for sale or complete, or cause others to do so, any applicable raw materials or Inventory bearing any of the General Intangibles, including use of the Equipment and Real Estate for the purpose of completing the manufacture of unfinished goods, raw materials or work-in-process comprising Inventory, and apply the proceeds thereof to the Obligations hereunder, all as further set forth in this Financing Agreement and irrespective of the Agent's lien and perfection in any General Intangibles.

          Section 5.09 CONTINUING SECURITY INTEREST. The rights and security interests granted to the Agent and the Lenders hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that the Revolving Loan Account may from time to time be temporarily in a credit position, until the final payment in full to the Lenders of all Obligations and the termination of this Financing Agreement. Any delay, or omission by the Agent to exercise any right hereunder shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver shall be in writing and signed by the Agent. A waiver on any one occasion shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion.

          Section 5.10 NO MARSHALLING. Notwithstanding the Agent's security interest in the Collateral and to the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, the Agent shall have the right in its sole discretion to determine which rights, liens, security interests or remedies the Agent shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of the Agent's and/or the Lenders' rights hereunder.

          Section 5.11 CREDIT BALANCES. Any balances to the credit of the Borrower and any other property or assets of the Borrower in the possession or control of the Agent and/or the Lenders may be held by the Agent as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The security interests granted herein, and any other Lien the Agent and/or the Lenders may have in any other assets of the Borrower, shall secure payment and performance of all now existing and future Obligations. The Agent may, in its discretion, charge any or all of the Obligations to the Revolving Loan Account when due.

          Section 5.12 MORTGAGES. The Borrower's Obligations are further secured by the Mortgages on the Real Estate.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders that:

         Section 6.01 ORGANIZATION; POWERS. The Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted. Except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Borrower is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, or where the failure to so qualify would have a material adverse effect on the ability of the Borrower to enforce collection of Trade Accounts Receivable due from customers residing in that jurisdiction.

          Section 6.02  AUTHORIZATION; ENFORCEABILITY. This Financing
Agreement, the other Loan Documents to which the Borrower is a party, and the transactions contemplated to occur hereunder and thereunder are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Financing Agreement and each such Loan Document has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          Section 6.03 GOVERNMENTAL APPROVALS; NO CONFLICTS. The transactions contemplated to occur under this Financing Agreement and under the other Loan Documents to which the Borrower is a party (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower other than Liens in favor of the Agent, and Liens in favor of Pegasus, pursuant to the Pegasus Debt Documents, to secure the Pegasus Debt.

          Section 6.04  FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE. (a)
The Borrower has heretofore furnished to the Agent its consolidated balance sheet and statements of income, stockholders equity and cash flows (i) as of and for the fiscal year ended June 30, 2001, reported on by Ernst & Young, independent public accountants, and (ii) as of and for the first nine fiscal months (ended in March 2002) of the fiscal year ending in June, 2002, certified by an Authorized Officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause
(ii) above.

          (b) Since the date of the financial statements referred to in Section 6.04(a)(ii), there has been no Material Adverse Change.

          Section 6.05 PROPERTIES. (a) The Borrower has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for the Permitted Encumbrances and minor defects or encumbrances in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) The Borrower owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) As of the Closing Date, the information contained in Annex II to this Financing Agreement is true and correct in all respects.

          Section 6.06 LITIGATION AND ENVIRONMENTAL MATTERS. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Financing Agreement or the transactions contemplated to occur hereunder.

          (b) Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Borrower (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any material and necessary permit, license or other approval required under any Environmental Law, (ii) has not become subject to any Environmental Liability, (iii) has not received notice of any claim with respect to any Environmental Liability or (iv) does not know of any basis for any Environmental Liability.

          Section 6.07 COMPLIANCE WITH LAWS AND AGREEMENTS. The Borrower is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          Section 6.08 INVESTMENT AND HOLDING COMPANY STATUS. The Borrower is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          Section 6.09 TAXES. The Borrower has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          Section 6.10 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount which could reasonably be expected to result in a Material Adverse Effect, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount which could reasonably be expected to result in a Material Adverse Effect.

          Section 6.11 DISCLOSURE. The Borrower has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

          Section 6.12 SECURITY INTEREST. Each Loan Document that purports to create or grant in favor of the Agent a security interest in or other Lien on any property creates and grants to the Agent, for the benefit of the Lenders, a legal and valid security interest in or other Lien on the collateral identified therein. Such security interest or Lien is a perfected and, except as permitted hereby or by such Loan Document, or pursuant to the terms of the Intercreditor Agreement, first priority security interest in or Lien on the collateral identified in such Loan Document. Such collateral or property is not subject to any other Liens whatsoever, except Liens permitted by Section 8.02.

          Section 6.13 USE OF PROCEEDS. All proceeds of the Revolving Loans shall be used to pay the transaction costs and expenses relating to the consummation of the transactions contemplated to occur under this Financing Agreement and the Pegasus Financing Agreement and to provide for the Borrower's ongoing working capital requirements, general operating requirements and other proper corporate purposes of the Borrower not otherwise prohibited by the terms hereof.


          Section 6.14 SUBSIDIARIES. As of the Closing Date, the following are the exact names and respective countries of incorporation of each
Subsidiary: Cannondale Europe B.V. - Netherlands; Cannondale Japan K.K. - Japan and Cannondale Australia Pty Limited - Australia. As of the Closing Date, all of the outstanding shares of securities having ordinary voting power issued by each Subsidiary are owned beneficially and of record by the Borrower.

          Section 6.15 SOLVENCY. (a) The fair salable value of the assets of the Borrower is not less than the amount that will be required to be paid on or in respect of the probable liability on the existing debts and other liabilities (including contingent liabilities) of the Borrower, as they become absolute and mature.

          (b) The assets of the Borrower do not constitute unreasonably small capital for the Borrower to carry out its business as now conducted and as proposed to be conducted, including the capital needs of the Borrower, taking into account the particular capital requirements of the business conducted by the Borrower and projected capital requirements and capital availability thereof.

          (c) The Borrower does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the Borrower, and of amounts to be payable on or in respect of the debts of the Borrower).

          Section 6.16 PERMITS, ETC. The Borrower possesses all material licenses, permits, approvals and consents, including, without limitation, all environmental, health and safety licenses, permits, approvals and consents (collectively, "Permits") of all Federal, state and local governmental authorities as required to conduct properly its business, each such Permit is and will be in full force and effect, and the Borrower is in compliance in all material respects with all such Permits, and no event (including, without limitation, any violation of any law, rule or regulation) has occurred which allows the revocation or termination of any such Permit or any restriction thereon, except where non-compliance or such revocation or termination, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VII
                              AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, all Letters of Credit shall have expired or terminated (or Agent shall have received all of the L/C Cash Collateral), all LC Disbursements shall have been reimbursed and all other Obligations paid in full, the Borrower covenants and agrees with the Lenders that:

          Section 7.01 FINANCIAL STATEMENTS, PROJECTIONS, BORROWING BASE CERTIFICATES AND OTHER INFORMATION. The Borrower will furnish to the Agent (and upon its receipt thereof, the Agent will promptly furnish to each Lender):

          (a) as soon as available but in any event within 90 days after the end of each Fiscal Year of the Borrower, its audited consolidated balance sheet, consolidating balance sheet and related audited consolidated and consolidating statements of operations, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

               (b) as soon as available but in any event within 45 days after the end of the first, second and third Fiscal Quarters of each Fiscal Year and within 90 days after the end of the fourth Fiscal Quarter of each Fiscal Year, the Borrower's consolidated balance sheet, consolidating balance sheet and consolidated and consolidating related statements of operations, stockholders' equity and cash flows as of the end of and for such Fiscal Quarter, and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by an Authorized Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. In addition to the foregoing, within 60 days after the end of the fourth Fiscal Quarter of each Fiscal Year, the Borrower shall furnish to the Agent all of the financial statements referred to in this clause (b) in draft form;

               (c) as soon as available but in any event within 30 days after the end of each of the first eleven fiscal months of the Borrower (except for the third fiscal month of each of the first three Fiscal Quarters, which shall be within 45 days after the end of each such fiscal month) and within 90 days after the end of the last fiscal month of the Borrower, its consolidated balance sheet, consolidating balance sheet and related consolidated and consolidating statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal month, and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by an Authorized Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

               (d) concurrently with any delivery of financial statements under clause (a), (b) or (c) above, a certificate of an Authorized Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) in the case of quarterly financial statements, of (1) EBITDA (both for the Borrower and for the Motor Sports Division, as if the Motor Sports Division were a separate financial reporting entity), (2) Availability, (3) the Fixed Charge Coverage Ratio for the applicable measuring period under Section
8.09 then ended and (4) all non-cash charges deducted in determining Net Income for the applicable Fiscal Quarter, including without limitation all of the non-cash charges described in clauses (w), (x), (y) and (z) of the defined term EBITDA and (B) demonstrating compliance with Sections 8.08 through and including 8.13, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in clause (a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

               (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines), together with a copy of such accounting firm's "management letter", if any;

               (f) promptly after the same become publicly available, copies of all periodic and other reports, financial statements, proxy statements and other materials filed by the Borrower or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

               (g) no later than ten (10) days prior to the end of each Fiscal Year, the Borrower's forecasted consolidated balance sheet, consolidating balance sheet and related consolidated statements of operations, stockholders' equity and cash flows (all prepared on a consistent basis with the Borrower's historical consolidated financial statements) together with appropriate supporting details and a statement of underlying assumptions for the forthcoming Fiscal Year, prepared on a month-by-month basis;

               (h) (i) Daily, a report of the Borrower's sales, collections and debit and credit adjustments for the previous day, such report to contain such level of detail and to otherwise be in such scope, form and substance as the Agent may reasonably require and to be delivered together with such supporting documentation as the Agent may reasonably request, (ii) on Monday of each week (or on the next Business Day, if such Monday is not a Business Day, (x) a Borrowing Base Certificate as of the last day of the preceding week, which Borrowing Base Certificate shall reflect the Borrower's total Eligible Inventory as of the last day of the preceding week, (y) a report, in form and substance, and in such detail, as shall be satisfactory to the Agent, of (1) all sales, collections and debit and credit adjustments for the preceding week, (2) the amount and value, by location and type (e.g., bicycle or motorcycle), of the total Inventory and Eligible Inventory as of the end of the preceding week and
(3) of the total number of motorcycles and related products shipped during the preceding week and the total number of dealers being utilized for such shipments as of the end of the preceding week and (z) a reconciliation to the Trade Accounts Receivable outstanding as of the prior Monday (or the next Business Day of the prior week, if such prior Monday is not a Business Day), and (iii) within fifteen (15) days after the end of each month, a Borrowing Base Certificate as of the last day of such month, together with a report, in form and substance, and in such detail, as shall be satisfactory to the Agent, of (1) the amount and value, by location, of the total Inventory and Eligible Inventory as of the end of such month, (2) an aging of the Trade Accounts Receivable as of the end of such month, (3) an aging of the Borrower's accounts payable as of the end of such month, (4) the concentration of Borrower's customers, and (5) a work-up of ineligible Trade Accounts Receivable and ineligible Inventory as of the end of such month; and

               (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of this Financing Agreement, as the Agent or any Lender may reasonably request.

               Section 7.02 NOTICES OF MATERIAL EVENTS. The Borrower will furnish to the Agent and each Lender prompt written notice of the following:

               (a) the occurrence of any Default;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

               (d) the receipt of any material notice or other communication from the Securities Exchange Commission; and

               (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of an Authorized Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

               Section 7.03 EXISTENCE; CONDUCT OF BUSINESS. The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, Permits, privileges and franchises material to the conduct of its business.

               Section 7.04 PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

               Section 7.05  MAINTENANCE OF PROPERTIES; INSURANCE. The
Borrower will (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, each policy in respect of which shall list the Agent as loss payee and/or additional insured as applicable.

               Section 7.06  BOOKS AND RECORDS; INSPECTION RIGHTS. The
Borrower will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will permit any representatives designated by the Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested. If the Borrower reasonably believes that any material interests of the Borrower or any of its Subsidiaries relating to any non-public, confidential or proprietary information which could become available to the Agent or any Lender during the course of such inspections or such discussions are not adequately protected by any then existing confidentiality agreements entered into by the Agent and such Lender with respect to the Borrower and its Subsidiaries, then any such visit and examination or discussions shall be performed in compliance with reasonable and customary security procedures mutually agreeable to the Agent and the Lenders, as applicable, and the Borrower.

               Section 7.07 COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where any single failure to do so, or any series of failures to do so, could not reasonably be expected to result in a Material Adverse Effect.

               Section 7.08 USE OF PROCEEDS AND LETTERS OF CREDIT. The proceeds of the Revolving Loans will be used only for the Borrower's working capital needs and for the other purposes described in the last sentence of
Section 6.13. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations U and X. Documentary or commercial Letters of Credit will be issued only to support the Borrower's importation of merchandise and inventory. Standby Letters of Credit will be issued only to support the Borrower's insurance obligations and its Hedging Obligations.

               Section 7.09 LOCK BOXES AND BLOCKED ACCOUNT AGREEMENTS. The Borrower will maintain at all times a Lock Box, Blocked Account and Blocked Account Agreement, containing terms and conditions reasonably satisfactory to the Agent, among the Borrower, the Agent, and each bank at which a Lock Box is maintained to which the Borrower's customers remit their payments and collections.

               Section 7.10  NEW SUBSIDIARIES. The Borrower shall give the
Agent and the Lenders not less than thirty (30) days prior written notice of the Borrower's intention to create or acquire a Subsidiary. In connection with any establishment, creation or acquisition of any Subsidiary, it is understood that the Required Lenders may require that (a) any such new Subsidiary to execute and deliver to the Agent promptly, and in any event within three (3) days after such establishment, creation or acquisition thereof a guaranty in form and substance satisfactory to the Agent, a security agreement in form and substance satisfactory to the Agent and such other agreements, instruments and other documents reasonably requested by the Agent and (b) each owner of the capital stock or other equity interests of any such Subsidiary execute and deliver promptly, and in any event within three (3) days after such establishment, creation or acquisition thereof, (i) a pledge agreement in form and substance satisfactory to the Agent, (ii) certificates evidencing such capital stock or other equity interests of such Subsidiary, (iii) undated stock powers or other appropriate instruments of assignment executed in blank with signature guaranteed and (iv) such other agreements, instruments and other documents reasonably requested by the Agent, including without limitation an amendment to this Financing Agreement, the primary purpose of which would be to effect a modification of certain of the representations, warranties, covenants (including financial covenants) and events of default contained herein so as to make such time representations, warranties, covenants and events of default applicable to such new Subsidiary.

               Section 7.11 NEW COLLATERAL LOCATIONS. As soon as possible and in any event no later than ten (10) days after the date on which any of the Borrower's goods, as defined in the UCC, are held at a location that is not set forth on Annex II (whether such location constitutes leased premises, a warehouse, a processor's location or other location), the Borrower shall (a) notify the

Agent of the address of such location and the type and value of the Collateral being held at such location and (b) deliver to the Agent a warehouseman's or processor's waiver substantially in the form of Exhibit D-1 or Exhibit D-2, as applicable, duly executed by the lessor or owner of such location.

               Section 7.12 APPRAISALS. The Borrower shall cause to be performed, at the Agent's request, which request may be made by the Agent not more than once during each period of 365 days commencing on the Closing Date (unless an Event of Default shall have occurred and be continuing, in which case such restriction shall not apply), at such time as the Agent in its discretion shall require, an appraisal of the net orderly liquidation value of the Inventory, each such appraisal to be conducted by an appraiser acceptable to the Agent and at the sole cost and expense of the Borrower.

                                  ARTICLE VIII
                   NEGATIVE COVENANTS AND FINANCIAL COVENANTS

         Until the Commitments have expired or terminated, the principal of and interest on each Revolving Loan and all fees payable hereunder have been paid in full, all Letters of Credit have expired or terminated, all LC Disbursements shall have been reimbursed and all other Obligations paid in full, the Borrower covenants and agrees with the Lenders that:

               Section 8.01 INDEBTEDNESS. The Borrower will not create, incur, assume or permit to exist any Indebtedness, except:

               (a) Indebtedness created hereunder;

               (b) Indebtedness existing on the date hereof and set forth in
Schedule 8.01, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

               (c) Indebtedness of the Borrower to any Subsidiary, provided that such Indebtedness is (i) unsecured, (ii) subordinated in right of payment to the prior payment and satisfaction in full in cash of the Obligations and (iii) incurred on terms and conditions satisfactory to the Agent;

               (d) Indebtedness of the Borrower arising under (i) that certain Letter of Comfort dated February 17, 2000 executed by the Borrower in favor of ABN AMRO Bank N.V. in respect of the Indebtedness owing to such bank by Cannondale Europe B.V., a Subsidiary organized under the laws of Netherlands, and (ii) that certain Guarantee Agreement dated August 7, 1992 executed by the Borrower in favor of The Dai-Ichi Kangyo Bank, Ltd. in respect of the Indebtedness owing to such bank by Cannondale Japan K.K., a Subsidiary organized under the laws of Japan, and any extension, renewal or replacement of such Letter of Comfort or Guarantee Agreement, provided that the terms of any such extension, renewal or replacement do not materially differ from the terms contained in the original Letter of Comfort or Guarantee Agreement, and provided further that the principal amount of the revolving Indebtedness of the relevant Subsidiary is not increased beyond the maximum amount originally incurred by it, and the principal amount of the term Indebtedness of the relevant

Subsidiary is not increased beyond the unpaid principal balance thereof outstanding on the date of such extension, renewal or replacement;

               (e) Indebtedness of the Borrower arising under that certain Vendor Agreement dated as of February 11, 1999 between the Borrower and Deutsche Financial Services Corporation and any extension or renewal of such Vendor Agreement, provided that the terms of such extension or renewal do not materially differ from the terms contained in the original Vendor Agreement;

               (f) Indebtedness of the Borrower incurred to finance the acquisition, construction or improvement of any real property or the fixed or capital assets, including pursuant to Capital Leases, and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $3,000,000 at any time outstanding;

               (g) Indebtedness consisting of Hedging Obligations, provided that as of any date of determination, the notional amount of such Indebtedness shall not exceed $8,000,000 in the aggregate;

               (h) unsecured Indebtedness, the payment of which is subordinated to the prior payment and satisfaction in full, in cash, of all Obligations, provided that (i) the terms and conditions governing such Indebtedness (including without limitation the amortization terms, if any) are satisfactory to the Agent and (ii) the holder of such Indebtedness and the Agent, on behalf of the Lenders, shall have entered into a subordination agreement containing terms and conditions satisfactory to the Agent;

               (i) the Pegasus Debt up to an aggregate principal amount of $25,000,000 (plus such amounts that may be added to the original principal amount of the Pegasus Debt on account of (x) interest that is paid-in-kind, (y) fees payable in connection with the Pegasus Debt, up to $2,750,000, and (z) certain warrants issued by the Borrower to Pegasus, in each case solely to the extent, and in accordance with the terms, set forth in the Pegasus Debt Documents, as in effect on the Closing Date), and any replacement or refinancing of the Pegasus Debt, as the same now exists or may hereafter be amended, modified, supplemented, extended or restated, as permitted hereby or pursuant to the Intercreditor Agreement, provided that (i) the terms and conditions which govern the Indebtedness, the proceeds of which are used to replace or refinance the Pegasus Debt, do not materially differ from the terms and conditions contained in the Pegasus Debt Documents, (ii) the principal amount of such Indebtedness is no greater than the unpaid principal balance of the Pegasus Debt as of the date of such replacement or refinancing and (iii) the holder of such Indebtedness and the Agent, on behalf of the Lenders, shall have entered into an intercreditor agreement containing terms and conditions reasonably satisfactory to the Agent; and

               (j) the Pyne Debt and the Montgomery Debt, up to an aggregate principal amount of $4,000,000.

               Section 8.02 LIENS. The Borrower will not create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

               (a) Permitted Encumbrances;

               (b) any Lien on any property or asset of the Borrower existing on the date hereof and set forth in Schedule 8.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (c) Liens on fixed or capital assets acquired, leased, constructed or improved by the Borrower; provided that (i) such security interests secure Indebtedness permitted by clause (f) of Section 8.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower;

               (d) Liens that secure the Pegasus Debt; and

               (e) Liens in favor of the Agent.

               Section 8.03  FUNDAMENTAL CHANGES; PROHIBITED AMENDMENTS. (a)
The Borrower will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or any real property owned by it, or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, PROVIDED, HOWEVER, that during each Fiscal Year, the Borrower may sell, transfer, or otherwise dispose of (i) Inventory in the ordinary course of its business, (ii) Equipment no longer used or useful in the conduct of its business and (iii) except as otherwise provided in the Intercreditor Agreement, other Equipment, so long as the fair market value of such Equipment does not exceed, in the aggregate, $500,000 during any such Fiscal Year, and the Net Cash Proceeds received in connection with any such disposition are promptly reinvested in the Borrower or, within sixty (60) days from receipt thereof, is used to purchase Equipment in replacement of such disposed Equipment.

               (b) The Borrower will not engage to any material extent in any business other than businesses of the type conducted by the Borrower on the date of execution of this Agreement and businesses reasonably related thereto.

               (c) Except as otherwise permitted under the terms of the Intercreditor Agreement, without the prior written consent of the Agent, the Borrower will not consent to any amendment or other modification of the Pegasus Financing Agreement or any of the other Pegasus Debt

Documents resulting in (A) an increase in the principal amount of the Pegasus Debt, (B) a change (other than by postponement) in any scheduled payment or prepayment of the Pegasus Debt, (C) an increase in any interest rate applicable to the Pegasus Debt, or (D) the addition of new financial covenants or new events of default or the imposition of stricter levels or ratios with respect to existing financial covenants applicable to the Pegasus Debt.

               (d) Without the prior written consent of the Agent, the Borrower will not consent to any amendment or other modification of any instrument evidencing the Pyne Debt, or any agreements or documents pursuant to which any such instrument was issued or is governed, which amendment or modification results in (A) an increase in the principal amount of the Pyne Debt, (B) a change (other than by postponement) in any scheduled payment or prepayment of the Pyne Debt, (C) an increase in any interest rate applicable to the Pyne Debt or (D) the addition of new financial covenants or new events of default or the imposition of stricter levels or ratios with respect to existing financial covenants applicable to the Pyne Debt.

               (e) Without the prior written consent of the Agent, the Borrower will not consent to any amendment or other modification of any instrument evidencing the Montgomery Debt, or any agreements or documents pursuant to which any such instrument was issued or is governed, which amendment or modification results in (A) an increase in the principal amount of the Montgomery Debt, (B) a change (other than by postponement) in any scheduled payment or prepayment of the Montgomery Debt, (C) an increase in any interest rate applicable to the Montgomery Debt or (D) the addition of new financial covenants or new events of default or the imposition of stricter levels or ratios with respect to existing financial covenants applicable to the Montgomery Debt.

               Section 8.04 INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Borrower will not purchase, hold or acquire (including pursuant to any merger with any Person) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, guaranty any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

               (a) Permitted Investments;

               (b) endorsements of instruments for collection or deposit, in the ordinary course of the Borrower's business;

               (c) loans and advances in existence on the Closing Date in the aggregate principal amount of $1,368,658 made by the Borrower to employees of the Borrower or to employees of its Subsidiaries, but not any refinancing or refunding of any such loans or advances;

               (d) loans and advances made by the Borrower to employees of the Borrower or to employees of its Subsidiaries (other than loans and advances described in clause (c) above), provided that (i) each such loan or advance is made in the ordinary course of the

Borrower's business and (ii) the principal amount of all such loans and advances outstanding shall not exceed $750,000 at any time;

               (e) guarantees constituting Indebtedness permitted by Section 8.01; and

               (f) investments by the Borrower existing on the date hereof and identified on Schedule 8.04.

               Section 8.05  RESTRICTED PAYMENTS; PAYMENTS OF CERTAIN
INDEBTEDNESS.

               (a) The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, and the Borrower may issue the "Warrants", as defined in the Pegasus Financing Agreement, in accordance with the terms thereof, and may consummate the transactions contemplated to occur thereunder.

               (b) The Borrower will not make any payment of the Pegasus Debt, except that (i) the Borrower may make regularly scheduled payments of interest on the Pegasus Debt (but only to the extent required by the Pegasus Debt Documents as in effect on the date the Pegasus Debt was first incurred) and (ii) the Borrower may, at any time and from time to time, on not less than ten (10) days prior written notice to the Agent, pay the amount of any interest which would otherwise be capitalized in accordance with the terms of the Pegasus Debt or prepay all or any portion of the principal of the Pegasus Debt, so long as, at the time of any such principal payment (A) no Event of Default shall have occurred and be continuing, (B) the Borrower's average daily Availability for the period of 90 consecutive days ending on the day immediately preceding the day of such principal payment, on a PRO FORMA basis, calculated as if a Revolving Loan in the amount of such principal payment had been made on the first day of such period and been outstanding on each day during such period, shall be not less than $8,500,000, (C) the Agent shall have received, in accordance with Section 7.01 (c), the Borrower's consolidated and consolidating financial statements for the most recently ended fiscal month, and (D) on or before the date of such payment, the Agent shall have received a certificate, duly executed by an Authorized Officer, setting forth in reasonable detail the calculation of the minimum PRO FORMA Availability required pursuant to clause
(B) hereof, PROVIDED, HOWEVER, that solely for the purpose of determining the Borrower's compliance with the test set forth in clause (B) hereof, the calculation of Availability (1) shall be made without giving effect to any "reserve", within the meaning of the defined term Availability Reserve, created or established with respect to a specific type or category of risk, which reserve was not in effect on the Closing Date and (2) shall not be reduced by the dollar amount set forth in clause (a)(ii) of Section 3.01.

               (c) The Borrower will not make any payment of the Pyne Debt, except that: (i) the Borrower may make regularly scheduled payments of interest on the Pyne Debt (but only to the extent required by the documents evidencing the Pyne Debt or the agreements pursuant to which the Pyne Debt was issued or is governed, as in effect on the date the Pyne Debt was first incurred), so long as no Event of Default has occurred and is continuing under Section 11.01 (a), (b),
(g) or (h) of this Financing Agreement or under Section 10 (a), (b), (g) or (h) of the Pegasus Financing Agreement; (ii) on not less than ten (10) days prior written notice to the Agent in each case, the Borrower may make up to $2,000,000 of prepayments of principal on the Pyne Debt, together with interest accrued thereon and any premium included in the applicable Redemption Price (as defined in the documents evidencing the Pyne Debt as in effect on the date the Pyne Debt was incurred), so long as, at the time of any such payment (A) no Event of Default shall have occurred and be continuing, (B) after giving effect to such proposed prepayment, the Borrower's Availability, on a PRO FORMA basis, shall be not less than $10,400,000, (C) the Fixed Charge Coverage Ratio of the Borrower, on a consolidated basis with its consolidated Subsidiaries, for the most recently ended period of twelve consecutive fiscal months, shall be greater than 1.00 to 1.00, (D) the Agent shall have received, in accordance with Section 7.01(c), the Borrower's consolidated and consolidating financial statements for the most recently ended fiscal month, (E) with respect to any Fiscal Year in which such payment is proposed to be made, the net shipments, expressed in dollars, for the prior Fiscal Year made by the Borrower's domestic bicycle division shall be not less than $103,839,000, and (F) on or before the date of such payment, the Agent shall have received a certificate, duly executed by an Authorized Officer, setting forth in reasonable detail the calculation of (1) the consolidated Fixed Charge Coverage Ratio required pursuant to clause (C) hereof, (2) the minimum PRO FORMA Availability required pursuant to clause (B) hereof and (3) the amount of the net shipments required pursuant to clause (E) hereof; and (iii) the Borrower may repay the principal of the Pyne Debt on the maturity date thereof (in accordance with the terms of the Pyne Debt as in effect on the date on which the Pyne Debt was first incurred), so long as (A) no Event of Default has occurred and is continuing under Section 11.01 (a), (b), (g) or (h) of this Financing Agreement or under Section 10 (a), (b), (g) or (h) of the Pegasus Financing Agreement and (B) such maturity date is at least one (1) Banking Day after June 30, 2003.

               (d) The Borrower will not make any payment of the Montgomery Debt, except (i) that the Borrower may pay interest on the Montgomery Debt on the first day of each calendar quarter in arrears for the previous calendar quarter and upon the full conversion of the entire unpaid principal balance thereof into equity in accordance with the terms thereof (but only to the extent required by the documents evidencing the Montgomery Debt or the agreements pursuant to which the Montgomery Debt was issued or is governed, as in effect on the date the Montgomery Debt was first incurred), so long as, at the time of any such interest payment (A) no Event of Default shall have occurred and be continuing, (B) the Borrower's average daily Availability for the period of 90 consecutive days ending on the day immediately preceding the day of such interest payment, on a PRO FORMA basis, calculated as if a Revolving Loan in the amount of such interest payment had been made on the first day of such 90-day period and been outstanding on each day during such period, shall be not less than $5,000,000; (C) the Fixed Charge Coverage Ratio of the Borrower, on a consolidated basis with its consolidated Subsidiaries, for the most recently ended period of twelve consecutive fiscal months shall be greater than 1.00 to
1.00 and (D) on or before the date of such interest payment, the Agent shall have received a certificate, duly executed by an Authorized Officer, setting forth in reasonable detail the calculation of (1) the minimum PRO FORMA Availability required pursuant to clause (B) hereof and (2) the consolidated Fixed Charge Coverage Ratio required pursuant to clause (C) hereof and (ii) at any time after the date on which the Pyne Debt shall have been paid or otherwise satisfied in full (including all accrued interest thereon), or converted in full to equity, the Borrower may make up to $2,000,000 of principal payments on the Montgomery Debt (but only to the extent required by the documents evidencing the Montgomery Debt or the agreements pursuant to which the Montgomery Debt was first incurred), together with accrued interest thereon and any premium included in the applicable Redemption Price (as defined in the documents evidencing the Montgomery Debt as in effect on the date the Montgomery Debt was first incurred) so long as, at the time of any such principal payment, (A) no Event of Default shall have occurred and be continuing, (B) the Fixed Charge Coverage Ratio of the Borrower, on a consolidated basis with its consolidated Subsidiaries, for the most recently ended period of twelve consecutive fiscal months, shall be greater than 1.00 to 1.00, (C) the Agent shall have received, in accordance with Section 7.01(c), the Borrower's consolidated and consolidating financial statements for the most recently ended fiscal month, (D) the Borrower's average daily Availability for the 90 consecutive days ending on the day immediately preceding the day of such principal payment, on a PRO FORMA basis, calculated as if a Revolving Loan in the amount of such principal payment had been made on the first day of such 90-day period and been outstanding on each day during such period, shall be not less than $10,000,000, (E) with respect to any Fiscal Year in which such payment is proposed to be made, the net shipments, expressed in dollars, for the prior Fiscal Year made by the Borrower (not including shipments attributable to the Motor Sports Division) shall be not less than (x) $100,000,000, with respect to any payments made in Fiscal Year 2004, (y) $107,500,000, with respect to any payments made in Fiscal Year 2005 and (y) $112,500,000, with respect to any payments made in Fiscal Year 2006 and any Fiscal Year thereafter and (F) on or before the date of such payment, the Agent shall have received a certificate, duly executed by an Authorized Officer, setting forth in reasonable detail the calculation of (1) the consolidated Fixed Charge Coverage Ratio required pursuant to clause (B) hereof, (2) the minimum PRO FORMA Availability required pursuant to clause (D) hereof and (3) the amount of the net shipments required pursuant to clause (E) hereof.

               Section 8.06  TRANSACTIONS WITH SUBSIDIARIES AND AFFILIATES.
The Borrower will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Subsidiaries and Affiliates, except (i) as otherwise permitted under Section 8.04 or (ii) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower than could be obtained on an arm's-length basis from unrelated third parties, PROVIDED, HOWEVER, that the Borrower may sell Inventory from time to time to its Subsidiaries at prices less than prices charged to the Borrower's regular customers, so long as such prices to such Subsidiaries are
(x) consistent with past practices and (y) not less than the net book value of the item so sold.

               Section 8.07 RESTRICTIVE AGREEMENTS. The Borrower will not directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to guaranty Indebtedness of the Borrower or any other Subsidiary; PROVIDED that
(i) the foregoing shall not apply to restrictions and conditions imposed by law or by or in connection with this Agreement or the Pegasus Debt Documents, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 8.07 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

               Section 8.08 NET WORTH. The Borrower shall maintain at all times during and as of the end of each (i) period set forth in subsections (a) through (d) below and (ii) Fiscal Quarter set forth in subsections (e) through
(l) below, a Net Worth of not less than the amount set forth below opposite such period or Fiscal Quarter, as the case may be. For purposes of calculating the Borrower's compliance with this covenant, Net Worth shall not be reduced by (i) non-cash write offs of fees and expenses incurred in connection with the prepayment of all or any portion of the principal of the Term Loan or the Mezzanine Debt (as each such term is defined in the Original Financing Agreement), or (ii) non-cash write offs of deferred taxes:


                                                                                          Minimum
                             Measuring Period                                           Net Worth
         ---------------------------------------------------------     ---------------------------
         (a)        three calendar months ending in November 2002                     $16,800,000

         (b)        six calendar months ending in February 2003                        17,100,000

         (c)        nine calendar months ending in May 2003                            16,900,000

         (d)        twelve calendar months ending in August 2003                       19,500,000

         (e)        September 2003                                                     20,600,000

         (f)        December 2003                                                      21,900,000

         (g)        March 2004                                                         24,000,000

         (h)        June 2004                                                          28,200,000

         (i)        September 2004                                                     29,500,000

         (j)        December 2004                                                      31,000,000

         (k)        March 2005                                                         33,200,000

         (l)        June 2005, and each Fiscal Quarter thereafter                      36,700,000



               Section 8.09 FIXED CHARGE COVERAGE RATIO. The Borrower shall have a Fixed Charge Coverage Ratio, for each period set forth below, of not less than the ratio set forth below opposite such period:


                                                                                      Minimum Fixed
                                                                                    Charge Coverage
                             Measuring Period                                                 Ratio
         ---------------------------------------------------------       ---------------------------
         (a)       three calendar months ending in November 2002                        .50 to 1.00

         (b)       six calendar months ending in February 2003                          .67 to 1.00

         (c)       nine calendar months ending in May 2003                              .69 to 1.00

         (d)       12 calendar  months ending in August 2003, and                      1.01 to 1.00
                   each Fiscal Quarter thereafter, beginning with the
                   Fiscal Quarter ending in September 2003, in each
                   case together with the three preceding Fiscal
                   Quarters


               Section 8.10 CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrower shall have, on a consolidated basis with its consolidated Subsidiaries, a Fixed Charge Coverage Ratio, for each period set forth below, of not less than the ratio set forth below opposite such period:

                                                                                            Minimum
                                                                                 Consolidated Fixed
                                                                                    Charge Coverage
                             Measuring Period                                                 Ratio
         ---------------------------------------------------------       ---------------------------
         (a)       three calendar months ending in November 2002                        .50 to 1.00

         (b)       six calendar months ending in February 2003                          .63 to 1.00

         (c)       nine calendar months ending in May 2003                              .69 to 1.00

         (d)       12 calendar  months ending in August 2003, and                      1.01 to 1.00
                   each Fiscal Quarter thereafter, beginning with the
                   Fiscal Quarter ending in September 2003, in each
                   case together with the three preceding Fiscal
                   Quarters


               Section 8.11 EBITDA. The Borrower shall have EBITDA, as of the end of each period set forth below, of not less than the amount set forth below opposite such period:


                                                                                            Minimum
                             Measuring Period                                                EBITDA
         ---------------------------------------------------------     -----------------------------
         (a)       three calendar months ending in November 2002                        $1,200,000,

         (b)       six calendar months ending in February 2003                            3,950,000

         (c)       nine calendar months ending in May 2003                                6,200,000

         (d)       twelve calendar months ending in August 2003                          11,100,000

         (e)       four Fiscal Quarters ending in September 2003                         13,100,000

         (f)       four Fiscal Quarters ending in December 2003                          13,600,000

         (g)       four Fiscal Quarters ending in March 2004                             15,400,000

         (h)       four Fiscal Quarters ending in June 2004                              16,400,000

         (i)       four Fiscal Quarters ending in September 2004                         16,750,000

         (j)       four Fiscal Quarters ending in December 2004                          17,150,000

         (k)       four Fiscal Quarters ending in March 2005                             17,650,000

         (l)       four Fiscal Quarters ending in June 2005, and                         18,000,000
                   each Fiscal Quarter thereafter, in each case
                   together with the three (3) preceding Fiscal
                   Quarters


               Section 8.12 EBITDA OF MOTOR SPORTS DIVISION. The Borrower shall have EBITDA, calculated solely with respect to the financial performance and results of operations of the Motor Sports Division, as if the Motor Sports Division were a separate financial reporting entity, as of the end of each period set forth below, of not less than the amount set forth below opposite such period:

                                                                                            Minimum
                                                                                           Adjusted
                             Measuring Period                                                EBITDA
         ---------------------------------------------------------      ----------------------------
         (a)       six calendar months ending in February 2003                                   $0

         (b)       twelve calendar months ending in August 2003,                         $2,000,000
                   and each Fiscal Quarter thereafter, beginning
                   with the Fiscal Quarter ending in September 2003,
                   in each case together with the three preceding
                   Fiscal Quarters


               Section 8.13 AVAILABILITY. The Borrower's Availability at the end of each day shall not be less than $3,500,000.

               Section 8.14 CAPITAL EXPENDITURES. The Borrower will not make Capital Expenditures during any Fiscal Year (including those made in connection with Indebtedness permitted to be incurred pursuant to Section 8.01(f)) in an aggregate amount in excess of $4,500,000 during any Fiscal Year.

               Section 8.15 REVISIONS TO CERTAIN FINANCIAL COVENANTS. The Borrower and the Agent agree to meet and confer in good faith for the purpose of discussing revisions to the financial covenants set forth in Sections 8.08 and 8.11, for the periods occurring after the Fiscal Quarter ending in June 2005. The Borrower shall deliver to the Agent revised financial projections, in form and substance satisfactory to the Agent, at least 180 days prior to the last day of the Fiscal Quarter ending in June 2005. The Borrower's failure to deliver such projections to the Agent on or before the date required shall constitute an Event of Default hereunder. If, with respect to Section 8.08 and/or Section 8.11, such revisions cannot be mutually agreed to within 90 days of the Agent's receipt of the applicable projections, then the amount set forth in clause (l) of Section 8.08 or Section 8.11, as the case may be, for each Fiscal Quarter after the Fiscal Quarter ending in June 2005 shall equal 110% of the amount applicable to the prior Fiscal Quarter. For example, (a) the minimum Net Worth required under Section 8.08 for the Fiscal Quarter ending in September 2005 would be $40,370,000 and for the Fiscal Quarter ending in December 2005 would be $44,407,000 and (b) the minimum EDITDA required under Section 8.11 for the Fiscal Quarter ending in September 2005 (together with the three preceding Fiscal Quarters) would be $19,800,000 and for the Fiscal Quarter ending in December 2005 (together with the three preceding Fiscal Quarters) would be $21,780,000.

                                   ARTICLE IX
                  INTEREST, FEES AND EXPENSES; LIBOR PROVISIONS

               Section 9.01 INTEREST GENERALLY. Interest on all Revolving Loans (including, without limitation, all LIBOR loans) shall be payable monthly as of the end of each month. Base Rate Loans shall bear interest at a variable per annum rate of the Base Rate PLUS the

Applicable Increment, and LIBOR Loans shall bear interest at a fixed per annum rate of LIBOR PLUS the Applicable Increment. Interest on Revolving Loans shall be charged on the average of the net balances owing by the Borrower to the Lenders in the Revolving Loan Account at the close of each day during such month. In the event of any change in the Base Rate, the rate hereunder with respect to Base Rate Loans shall change, as of the date of such change, so as to remain equal to the Applicable Increment plus the new Base Rate then in effect. The rate hereunder for Base Rate Loans and LIBOR Loans shall be calculated based on a 360-day year.

               Section 9.02 DEFAULT CHARGES. Upon and after the occurrence of an Event of Default and the giving of any required notice by the Agent in accordance with the terms of this Financing Agreement, all Revolving Loans shall bear interest at the rate set forth in clause (i) of the term Default Charges, and fees shall be charged on all Letters of Credit based on the rate set forth in clause (ii) of the term Default Charges.

               Section 9.03 LETTER OF CREDIT FEES. In consideration of the Letter of Credit Guaranty of the Agent, the Borrower shall pay the Agent, for the ratable benefit of the Lenders, the Letter of Credit Fee which shall be an amount equal to (a) the product of the Applicable Fee Percentage for documentary Letters of Credit multiplied by the face amount of each documentary Letter of Credit, calculated based on a 360-day year, payable monthly, commencing upon issuance thereof and (b) the product of the Applicable Fee Percentage for standby Letters of Credit multiplied by the face amount of each standby Letter of Credit less the amount of any and all amounts previously drawn under such standby Letter of Credit, calculated based on a 360-day year, payable monthly, commencing upon issuance thereof.

               Section 9.04  AUTHORIZATION TO CHARGE REVOLVING LOAN ACCOUNT
FOR LETTER OF CREDIT FEES, ETC. Any and all charges, fees, commissions, costs and expenses charged to the Agent for the Borrower's account by any Issuing Bank in connection with, or arising out of, Letters of Credit or out of transactions relating thereto will be charged to the Revolving Loan Account in full when charged to, or paid by the Agent, or as may be due upon any termination of this Financing Agreement hereof, and when made by any such Issuing Bank shall be conclusive on the Agent.

               Section 9.05 REIMBURSEMENT OF OUT-OF-POCKET EXPENSES; DOCUMENTATION FEE. The Borrower shall reimburse or pay the Agent, as the case may be, for: (a) all Out-of-Pocket Expenses and (b) any applicable Documentation Fee.

               Section 9.06 LINE OF CREDIT FEE. Upon the last Business Day of each month, commencing with the month of July, 2000, the Borrower shall pay to the Agent the Line of Credit Fee, which shall be calculated based on a 360-day year.

               Section 9.07 LOAN FACILITY FEE. To induce the Lenders to enter into this Financing Agreement, the Borrower shall pay to the Agent, for the ratable benefit of the Lenders, a Loan Facility Fee in the aggregate amount of $525,000, which fee shall be fully earned and payable upon execution of this Financing Agreement.

               Section 9.08  ADMINISTRATIVE MANAGEMENT FEE. On the Closing
Date and on each anniversary of the Closing Date thereafter, the Borrower shall pay to the Agent for its own

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account an Administrative Management Fee in the amount of $50,000, which shall be deemed fully earned on each such date.

               Section 9.09  COLLATERAL MANAGEMENT FEE. On the first
Business Day of each month, the Borrower shall pay to the Agent for the Agent's own account a non-refundable collateral management fee in the amount of $4,166.67, which fee shall be deemed fully earned on each such date.

               Section 9.10 FIELD EXAMINATION FEES. The Borrower shall pay the Agent's standard charges and fees for any personnel engaged or employed by the Agent for reviewing the books and records of the Borrower and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral (which fees shall be in addition to the Administrative Management Fee and any Out-of-Pocket Expenses).

               Section 9.11 LIBOR LOAN ADMINISTRATION FEE. For each LIBOR Loan, the Borrower shall pay to the Agent for the Agent's account the then current administration fee charged by the Agent for LIBOR Loans. Such fee shall be payable for each LIBOR Loan on the date on which such LIBOR Loan is made or created by the conversion of a Base Rate Loan and on each date on which such LIBOR Loan is continued. The amount of such administration fee is currently $500, but may be changed from time to time in the Agent's sole discretion.

               Section 9.12  AUTHORIZATION TO CHARGE REVOLVING LOAN ACCOUNT
FOR ALL PAYMENTS. The Borrower hereby authorizes the Agent to charge the Revolving Loan Account with the amount of all payments due hereunder as such payments become due. The Borrower confirms that any charges which the Agent may so make to the Revolving Loan Account as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion.

               Section 9.13 CHANGES IN LAW. In the event that the Agent, any Lender or any participant hereunder (or any financial institution which may from time to time become a participant or Lender hereunder) shall have determined in the exercise of its reasonable business judgment that, subsequent to the Closing Date, any change in applicable law, rule, regulation or guideline regarding capital adequacy, or any change in the interpretation or administration thereof, or compliance by the Agent, such Lender or such participant with any new request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Agent's, such Lender's or such participant's capital as a consequence of its obligations hereunder to a level below that which the Agent, such Lender or such participant could have achieved but for such adoption, change or compliance (taking into consideration the policies of the Agent, such Lender or such Participant with respect to capital adequacy) by an amount reasonably deemed by the Agent or such participant to be material, then, from time to time, the Borrower shall pay, no later than ten (10) days following demand and receipt of the certificate described below, to the Agent, such Lender or such participant such additional amount or amounts as will compensate the Agent, such Lender or such participant for such reduction. In determining such amount or amounts, the Agent, such Lender or such participant may use any reasonable averaging or attribution methods. The protection of this Section 9.12 shall be available to the Agent, such Lender or such participant regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition. A certificate of the Agent, such Lender or such participant setting forth such amount or amounts as shall be necessary to compensate the Agent, such Lender or such participant with respect to this Section 9.12 and the calculation thereof when delivered to the Borrower shall be conclusive on the Borrower absent manifest error. Notwithstanding anything in this section, to the contrary, in the event the Agent, such Lender or such participant has exercised its rights pursuant to this section, and subsequent thereto determines that the additional amounts paid by the Borrower in whole or in part exceed the amount which the Agent, such Lender or such participant actually required to be made whole, the excess, if any, shall be returned to the Borrower by the Agent, such Lender or such participant.

               Section 9.14 INCREASED COSTS. In the event that any change in (i) any applicable law, treaty or governmental regulation not in effect as of the date of this Agreement, or as of the date a Lender becomes a party to this Agreement, or, (ii) any existing law, treaty or governmental regulation, or in the interpretation or application thereof, or compliance by the Agent or any Lender (each an "Affected Party") with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, shall:

               (a) subject the Affected Party to any tax of any kind whatsoever with respect to this Financing Agreement or change the basis of taxation of payments to the Affected Party of principal, fees, interest or any other amount payable hereunder or under any other documents (except for changes in the rate of tax on the overall net income of the Affected Party by the federal government or the jurisdiction in which it maintains its principal office);

               (b) impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by the Affected Party by reason of or in respect to this Financing Agreement and the Loan Documents, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or

               (c) impose on the Affected Party any other condition with respect to this Financing Agreement or any other document, and the result of any of the foregoing is to increase the cost to the Affected Party of making, renewing or maintaining its Revolving Loans hereunder by an amount that the Affected Party deems to be material in the exercise of its reasonable business judgment or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Revolving Loans by an amount that the Affected Party deems to be material in the exercise of its reasonable business judgment, then, in any case the Borrower shall pay the Affected Party, within five (5) days following its demand and receipt of the certificate described below, such additional cost or such reduction, as the case may be. In the event that such additional cost or such reduction results from a change in tax law the effect of which can be mitigated or eliminated by filing with the applicable tax authorities a form or certificate, and the filing of such form or certificate is not, in the sole determination of the Affected Party, unreasonably burdensome and will not have any adverse consequence on the Affected Party, the Affected Party shall file such form or certificate and provide a copy thereof to the Borrower. The Affected Party shall certify the amount of such additional cost or reduced amount to the Borrower and the calculation thereof and such certification shall be conclusive upon the Borrower absent manifest error. Notwithstanding anything in this paragraph to the contrary, in the event the Affected Party has exercised its rights pursuant to this Section, and subsequent

                                      - 57
thereto determine that the additional amounts paid by the Borrower in whole or in part exceed the amount which the Affected Party actually required pursuant hereto, the excess, if any, shall be returned to the Borrower by the Affected Party.

               Section 9.15 LIBOR PROVISIONS GENERALLY. The Borrower may request LIBOR Loans on the following terms and conditions:

               (a) The Borrower may elect from time to time (i) to request any Revolving Loan made hereunder to be a LIBOR Loan as of the date of such Revolving Loan or (ii) to convert Base Rate Loans to LIBOR Loans, and may elect from time to time to convert LIBOR Loans to Base Rate Loans by giving the Agent at least three (3) Business Days' prior irrevocable notice of such election, PROVIDED that any such conversion of LIBOR Loans to Base Rate Loans shall only be made, subject to the second following sentence, on the last day of an Interest Period with respect thereto. Should the Borrower elect to convert Base Rate Loans to LIBOR Loans, it shall give the Agent at least four Business Days' prior irrevocable notice of such election. If the last day of an Interest Period with respect to a Revolving Loan that is to be converted is not a Business Day or Working Day, then such conversion shall be made on the next succeeding Business Day or Working Day, as the case may be, and during the period from such last day of an Interest Period to such succeeding Business Day, as the case may be, such Revolving Loan shall bear interest as if it were an Base Rate Loan. All or any part of outstanding Base Rate Loans then outstanding may be converted to LIBOR Loans as provided herein, PROVIDED that partial conversions shall be in multiples in an aggregate principal amount of $1,000,000 or more.

               (b) Any LIBOR Loan may be continued as such upon the expiration of an Interest Period, PROVIDED the Borrower so notifies the Agent, at least three (3) Business Days' prior to the expiration of said Interest Period, and PROVIDED FURTHER that no LIBOR Loan may be continued as such upon the occurrence of any Default or Event of Default under this Financing Agreement, but shall be automatically converted to a Base Rate Loan on the last day of the Interest Period during which occurred such Default or Event of Default. Absent such notification, LIBOR Rate Loans shall convert to Base Rate Loans on the last day of the applicable Interest Period. Each notice of election, conversion or continuation furnished by the Borrower pursuant hereto shall specify whether such election, conversion or continuation is for a one, two or three month period. Absent such specification, the Interest Period shall be a one month period. Notwithstanding anything to the contrary contained herein, the Agent (or any Lender or participant, if applicable) shall not be required to purchase United States Dollar deposits in the London interbank market or from any other applicable LIBOR Rate market or source or otherwise "match fund" to fund LIBOR Rate Loans, but any and all provisions hereof relating to LIBOR Rate Loans shall be deemed to apply as if the Agent (and such Lender and participant, if applicable) had purchased such deposits to fund any LIBOR Rate Loans.

               (c) The Borrower may request a LIBOR Loan, convert any Base Rate Loan or continue any LIBOR Loan provided there is then no Default or Event of Default in effect.

               (d) If all or a portion of the outstanding principal amount of the Obligations shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such outstanding amount, to the extent it is a LIBOR Loan, shall be converted to a Base Rate Loan at the end of the last Interest Period therefor.

               (e) The Borrower may not have more than five (5) LIBOR Loans outstanding at any given time.

               (f) If, with respect to any Fiscal Quarter (the "Current Fiscal Quarter"), the average daily Availability for the Fiscal Quarter ended immediately prior to such Fiscal Quarter was less than $6,500,000, then: (i) no LIBOR Loans may be made during such Current Fiscal Quarter and any LIBOR Loans requested to be made during such Current Fiscal Quarter shall be made as Base Rate Loans; (ii) no Base Rate Loans may be converted to LIBOR Loans during such Current Fiscal Quarter; and (iii) on the first day of such Current Fiscal Quarter, all outstanding LIBOR Loans shall be immediately prepaid or converted to Base Rate Loans, at the Borrower's option. The Borrower shall pay all losses and expenses pursuant to Section 9.19 resulting from any prepayment or conversion of a LIBOR Loan pursuant to the preceding clause (iii).

               Section 9.16  LIBOR UNASCERTAINABLE. In the event that the
Agent or any other Affected Party shall have determined in the exercise of its reasonable business judgment (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank LIBOR market, adequate and reasonable means do not exist for ascertaining LIBOR applicable for any Interest Period with respect to: (a) a proposed Loan that the Borrower has requested be made as a LIBOR Loan; (b) a LIBOR Loan that will result from the requested conversion of a Base Rate Loan into a LIBOR Loan; or (c) the continuation of LIBOR Loans beyond the expiration of the then current Interest Period with respect thereto, the Agent shall forthwith give written notice of such determination to the Borrower at least one day prior to, as the case may be, the requested borrowing date for such LIBOR Loan, the conversion date of such Base Rate Loan or the last day of such Interest Period. If such notice is given (i) any requested LIBOR Loan shall be made as a Base Rate Loan, (ii) any Base Rate Loan that was to have been converted to a LIBOR Loan shall be continued as a Base Rate Loan, and (iii) any outstanding LIBOR Loan shall be converted, on the last day of then current Interest Period with respect thereto, to a Base Rate Loan. Until such notice has been withdrawn by the Agent, no further LIBOR Loan shall be made nor shall the Borrower have the right to convert a Base Rate Loan to a LIBOR Loan.

               Section 9.17  EXTENSION FOR PAYMENT. If any payment on a
LIBOR Loan becomes due and payable on a day other than a Business Day or Working Day, the maturity thereof shall be extended to the next succeeding Business Day or Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Business Day or Working Day.

               Section 9.18 UNLAWFULLNESS. Notwithstanding any other provisions herein, if any law, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to make or maintain LIBOR Loans as contemplated herein, the then outstanding LIBOR Loans, if any, shall be converted automatically to Base Rate Loans as of the end of the Interest Period applicable thereto, or within such earlier period as required by law. The Borrower hereby agrees promptly to pay the Agent, upon demand, any additional amounts necessary to compensate the Lenders for any costs incurred by the Lenders in making any conversion in accordance with this Section, including, but not limited to, any interest or fees payable by the Agent to lenders of funds obtained by the Agent in order to make or maintain LIBOR Loans hereunder.

               Section 9.19  INDEMNIFICATION. The Borrower agrees to
indemnify and to hold the Agent and all other Affected Parties harmless from any loss or expense which such Affected Party may sustain or incur as a consequence of: (a) Default by the Borrower in payment of the principal amount of or interest on any LIBOR Loans, as and when the same shall be due and payable in accordance with the terms of this Financing Agreement, including, but not limited to, any such loss or expense arising from interest or fees payable by such Affected Party to lenders of funds obtained by any of them in order to maintain the LIBOR Loans hereunder; (b) default by the Borrower in making a borrowing or conversion after the Borrower has given a notice in accordance with
Section 9.14; (c) any prepayment of LIBOR Loans on a day which is not the last day of the Interest Period applicable thereto, including, without limitation, prepayments arising as a result of the application of the proceeds of Collateral to the Revolving Loans; and (d) default by the Borrower in making any prepayment after the Borrower had given notice to the Agent thereof. The determination by the Agent of the amount of any such loss or expense, when set forth in a written notice to the Borrower, containing the Agent's calculations thereof in reasonable detail, shall be conclusive on the Borrower in the absence of manifest error. Calculation of all amounts payable under this paragraph with regard to LIBOR Loans shall be made as though the Lenders had actually funded the LIBOR Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; PROVIDED, HOWEVER, that the Lenders may fund each of the LIBOR Loans in any manner the Lenders sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, the Agent shall apply all proceeds of Collateral and all other amounts received by it from or on behalf of the Borrower (i) initially to the Base Rate Loans and (ii) subsequently to LIBOR Loans; PROVIDED, HOWEVER, (x) upon the occurrence of an Event of Default or (y) in the event the aggregate amount of outstanding LIBOR Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, the Agent may apply all such amounts received by it to the payment of Obligations in such manner and in such order as the Agent may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are LIBOR Loans, such application shall be treated as a prepayment of such Revolving Loans and the Lenders shall be entitled to indemnification hereunder. This covenant shall survive termination of this Financing Agreement and payment of the outstanding Obligations.

               Section 9.20 REGULATORY CHANGES. Notwithstanding anything to the contrary in this Agreement, in the event that, by reason of any Regulatory Change (for purposes hereof "Regulatory Change" shall mean, with respect to the Lenders, any change after the date of this Financing Agreement in United States federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including the Lenders of or under any United States federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), the Lenders, or any one of them, either (a) incurs any material additional costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such bank which includes deposits by reference to which the interest rate on LIBOR Loans is determined as provided in this Financing Agreement or a category of extensions of credit or other assets of the Agent which includes LIBOR Loans, or (b) becomes subject to any material restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lenders so elects by notice to the Borrower, the obligation of such Lender to make or continue, or to convert Base Rate Loans into LIBOR Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

                                   ARTICLE X
                                     POWERS

         The Borrower hereby constitutes the Agent, or any Person the Agent may designate, as its attorney-in-fact, at the Borrower's cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all Obligations have been paid in full:

               (a) To receive, take, endorse, sign, assign and deliver, all in the name of the Agent or the Borrower, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

               (b) To receive, open and dispose of all mail addressed to the Borrower and to notify postal authorities to change the address for delivery thereof to such address as the Agent may designate;

               (c) To request from customers indebted on Accounts at any time in the name of the Agent information concerning the amounts owing on the Accounts;

               (d) To request from customers indebted on Accounts at any time, in the name of the Borrower, in the name of certified public accountant designated by the Agent or in the name of the Agent's designee, information concerning the amounts owing on the Accounts;

               (e) To transmit to customers indebted on Accounts notice of the Agent's interest therein and to notify customers indebted on Accounts to make payment directly to the Agent's for the Borrower's account; and

               (f) To take or bring, in the name of the Agent or the Borrower, all steps, actions, suits or proceedings deemed by the Agent necessary or desirable to enforce or effect collection of the Accounts.

Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (c), (e) and (f) above may only be exercised after the occurrence and during the continuance of an Event of Default, or until such time as such Event of Default is waived in writing by the Agent.

                                   ARTICLE XI
                         EVENTS OF DEFAULT AND REMEDIES

               Section 11.01 EVENTS OF DEFAULT. Each of the following shall be an Event of Default:

               (a) the Borrower shall fail to pay any principal of any Revolving Loan or any reimbursement obligation in respect of any Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

               (b) the Borrower shall fail to pay any interest on any Revolving Loan or any fee, other amount or other Obligation (other than an amount or Obligation referred to in clause (a) of this Section) payable under this Financing Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three days;

               (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Financing Agreement or any amendment or modification hereof or waiver hereunder, or in any other Loan Document, or under any report, certificate, financial statement or other document furnished pursuant to or in connection with this Financing Agreement or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

               (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03 or 5.06, Article VII or Article VIII;

               (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Financing Agreement (other than those specified in clause (a), (b) or (d) of this Section), or contained in any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Agent to the Borrower (which notice will be given at the request of any Lender);

               (f) any "Event of Default", as such term is defined in the Pegasus Financing Agreement shall have occurred and be continuing, or any event or condition occurs that results in (i) the Pegasus Debt, (ii) the Indebtedness secured by the CDA Mortgage, as defined in the Mortgage described in clause (i) of the defined term Mortgages, (iii) the Indebtedness secured by the Prior Mortgage, as defined in the Mortgage described in clause (ii) of the defined term Mortgage, (iv) Indebtedness owing by the Borrower to any Subsidiary, or (v) (without duplication) any Material Indebtedness, in each case becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Indebtedness, described in clauses (i) through (v) hereof, or any trustee or agent on its or their behalf, to cause such Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof prior to its scheduled maturity;

               (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestration, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestration, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

               (i) the Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

               (j) one or more judgments for the payment of money in an aggregate amount in excess of $1,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged or unsatisfied for a period of 30 consecutive days during which execution shall not be effectively stayed or bonded pending appeal, or for which such judgment is not covered by insurance to an extent deemed adequate by the Agent, in its commercially reasonable judgment, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; or

               (k) either of William Luca or Joseph Montgomery shall cease for any reason whatsoever to be actively engaged in the management of the Borrower's affairs, and such individual shall not have been replaced immediately thereafter, on an interim basis and within 150 days thereafter, on a permanent basis, in each case by the Board of Directors of the Borrower with an individual acceptable to the Required Lenders.

               Section 11.02  TERMINATION OF COMMITMENTS; ACCELERATION.

               Upon the occurrence of any Event of Default (other than an Event of Default with respect to the Borrower described in clause (g) or (h) of
Section 11.01), and at any time thereafter during the continuance of such event, the Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments and thereupon the Commitments shall terminate immediately, and (ii) declare the Revolving Loans and all other Obligations then outstanding to be due and payable in whole (or in part, in which case any principal or other Obligation not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Revolving Loans and all other Obligations so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

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               Section 11.03  EXERCISE OF REMEDIES.

               Immediately upon the occurrence of any Event of Default, the Agent may, to the extent permitted by law: (a) remove from any premises where same may be located any and all books and records, computers, electronic media and software programs associated with any Collateral (including any electronic records, contracts and signatures pertaining thereto), documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or the Agent may use, at each Borrower's expense, such of each Borrower's personnel, supplies or space at each Borrower's places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of each applicable Borrower or the Agent, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Borrower or the Agent; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed Inventory, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at the Agent's sole option and discretion, and the Agent may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Borrowers; (d) foreclose the security interests in the Collateral created herein or by the Loan Documents by any available judicial procedure, or to take possession of any or all of the Collateral, including any Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory and Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same; and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. The Agent shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral, whether in its then condition or after further preparation or processing, in the name of the applicable Borrower or the Agent, or in the name of such other party as the Agent may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as the Agent in its sole discretion may deem advisable, and the Agent shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, the Agent shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as the Agent shall deem appropriate and any such costs shall be deemed an Obligation hereunder. Each Borrower agrees, at the request of the Agent, to assemble the Inventory and Equipment and to make it available to the Agent at premises of such Borrower or elsewhere and to make available to the Agent the premises and facilities of such Borrower for the purpose of the Agent's taking possession of, removing or putting the Inventory and Equipment in saleable form. The Agent agrees to give each Borrower ten (10) days prior notice of intended disposition of any Collateral, and each Borrower agrees that ten (10) days prior notice shall constitute reasonable notification and full compliance with all applicable laws. The net cash proceeds resulting from the Agent's exercise of any of the foregoing rights (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by the Agent to the payment of the Obligations of the applicable Borrower, whether due or to become due, in such order as the Agent may elect, and such Borrower shall remain liable to the Agent for any deficiencies, and the Agent in turn agrees to remit to such Borrower or its successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. Each Borrower hereby indemnifies the Agent and holds the Agent harmless from any and all costs, expenses, claims, liabilities, Out-of-Pocket Expenses or otherwise, incurred or imposed on the Agent by reason of the exercise of any of its rights, remedies and interests hereunder, including, without limitation, from any sale or transfer of Collateral, preserving, maintaining or securing the Collateral, defending its interests in Collateral (including pursuant to any claims brought by the Borrower, the Borrower as debtor-in-possession, any secured or unsecured creditors of the Borrower, any trustee or receiver in bankruptcy, or otherwise), and each Borrower hereby agrees to so indemnify and hold the Agent harmless, absent the Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. The foregoing indemnification shall survive termination of this Financing Agreement until such time as all Obligations (including the foregoing) have been finally and indefeasibly paid in full. In furtherance thereof the Agent may establish such reserves for Obligations hereunder (including any contingent Obligations) as it may deem advisable in its reasonable business judgment.

                                   ARTICLE XII
                                   TERMINATION

               This Financing Agreement shall terminate on the Anniversary Date. Notwithstanding the foregoing, the Agent may, and at the request of the Required Lenders shall, on behalf of the Lenders, terminate the Financing Agreement immediately upon the occurrence of an Event of Default. The Borrower may terminate this Financing Agreement at any time upon sixty (60) days' prior written notice to the Agent, provided that the Borrower pays to the Agent for the ratable benefit of the Lenders, on or before the effective date of termination, an Early Termination Fee, if applicable. All Obligations shall become due and payable as of any termination hereof and, pending a final accounting, the Agent may withhold any balances in the Blocked Account (unless supplied with an indemnity satisfactory to the Agent) to cover all of the Obligations, whether absolute or contingent, including, but not limited to, cash reserves for any contingent Obligations, including an amount equal to 110% of the undrawn face amount of any outstanding Letters of Credit (the "L/C Cash Collateral"). All of the Agent's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full, unless the Agent shall have received from or on behalf of the Borrower cash collateral in aggregate amount equal to 110% of the amount of such Obligations.

                                  ARTICLE XIII
                                    THE AGENT

               Section 13.01 APPOINTMENT. Each of the Lenders hereby irrevocably appoints the Agent as its agent and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

               Section 13.02 AGENT AS A LENDER. The financial institution serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent, and such financial institution and its Affiliates may lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Agent hereunder.

               Section 13.03 SCOPE OF DUTIES. The Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,(b) the Agent shall not have any duty to take any discretionary powers, expressly contemplated hereby that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.02), and (c) except as expressly set forth herein, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the financial institution serving as Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 14.02) or in the absence of its own gross negligence or wilful misconduct. The Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agent by the Borrower or a Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Financing Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants contained in this Financing Agreement or other terms or conditions set forth herein (iv) the validity, enforceability, effectiveness or genuineness of this Financing Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article II or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

               Section 13.04 RELIANCE. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

               Section 13.05 SUB-AGENTS. The Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Agent. The Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective directors, officers, employees, agents and advisors. The exculpatory provisions of the preceding paragraph shall apply to any such sub-agent and to the Related Parties of the Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

               Section 13.06 SUCCESSORS. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, the Agent may resign at any time by notifying the Lenders, and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor from among the Lenders. If no successor shall have been so appointed by the Required Lenders or shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a financial institution with an office in New York, New York, or an Affiliate of any such financial institution, PROVIDED that such financial institution is a financial institution organized under the laws of the United States of America or any State thereof, and has a combined capital and surplus and undivided profits of not less than $100,000,000. Upon the acceptance of its appointment as an Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and Section 14.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective directors, officers, employees, agents and advisors in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

               Section 13.07 INDEPENDENT CREDIT ANALYSIS OF LENDERS. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Financing Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Financing Agreement, any related agreement or any document furnished hereunder or thereunder.

                                  ARTICLE XIV
                                  MISCELLANEOUS

               Section 14.01 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (a) if to the Borrower, to it at:

                                    Cannondale Corporation
                                    16 Trowbridge Drive
                                    Bethel, Connecticut 06801
                                    Attn: William Luca
                                    Fax No.: (203) 748-4218

                                     With a copy to:

                                    Kelley Drye & Warren LLP
                                    2 Stamford Plaza
                                    218 Tesser Boulevard - 14th Floor
                                    Stamford, Connecticut 06901
                                    Attn: John Capetta, Esq.
                                    Fax No.: (203) 964-3188
                                     and

               (b) if to the Agent, to:


                                    The CIT Group / Business Credit, Inc.
                                    1211 Avenue of the Americas
                                    New York, New York 10036
                                    Attn: Nicholas Malatestinic
                                    Fax No.: (212) 536-1275

                                    With a copy to:

                                    Wolf, Block, Schorr and Solis-Cohen LLP
                                    250 Park Avenue
                                    New York, New York 10177
                                    Attn: Robert Stein, Esq.
                                    Fax No.: (212) 986-0604

                                    and

               (c) if to any other Lender, to its address (or telecopy number) as it may specify in writing to the Agent, from time to time. Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Financing Agreement shall be deemed to have been given on the date of receipt.

               Section 14.02 WAIVERS; AMENDMENTS. (a) No failure or delay by the Agent, or the Issuing Bank or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent, and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Financing Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph
(b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan, or issuance of a Letter of Credit, shall not be construed as a waiver of any Default, regardless of whether the Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

               (b) Neither this Financing Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Agent with the consent of the Required

Lenders, PROVIDED that no such agreement, unless it shall have been agreed to by all of the Lenders, shall: (a) amend the Financing Agreement so as to (i) increase the Line of Credit; (ii) reduce the interest rates; (iii) reduce or waive (x) any fees in which the Lenders share hereunder, or (y) the repayment of any Obligations due the Lenders; (iv) extend the maturity of the Obligations;
(v) alter or amend (x) this Section 14.02 (b) or (y) the definitions of Eligible Accounts Receivable, Eligible Inventory, Inventory Loan Cap, Collateral or Required Lenders, or (vi) increase the advance percentages against Eligible Accounts Receivable or Eligible Inventory or alter or amend the Agent's criteria for determining compliance with such definitions of Eligible Accounts Receivable and/or Eligible Inventory if the effect thereof is to increase Availability; (b) except as otherwise required in this Financing Agreement, release any guaranty or Collateral in excess of $500,000 during any year, or (c) cause or permit the Agent or any Lender to knowingly make, in their sole discretion, any Revolving Loan or assist in opening any Letter of Credit hereunder if after giving effect thereto the total of Revolving Loans and Letters of Credit hereunder for the Borrower would exceed one hundred and ten percent (110%) of the maximum amount available under this Financing Agreement (the portion in excess of 100% of such maximum available amount shall be referred to herein as the "Agent Permitted Overadvances"), PROVIDEd that the Agent shall not be entitled to continue to knowingly make any such Agent Permitted Overadvances for a period in excess of ninety (90) days without the Lenders' consent, and PROVIDED FURTHER that the foregoing limitations shall not prohibit or restrict advances by the Agent to preserve and protect Collateral.

               Section 14.03 EXPENSES; INDEMNITY; DAMAGE WAIVER. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Agent, including the reasonable fees, charges and disbursements of counsel for the Agent, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation and administration of this Financing Agreement or any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (iii) all reasonable out-of-pocket expenses incurred by the Agent, the Issuing Bank or any Lender, including the reasonable fees, charges and disbursements of any counsel (including the allocated costs of internal counsel) for the Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Financing Agreement, including its rights under this Section, or in connection with the Revolving Loans made or Letters of Credit issued hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Revolving Loans or Letters of Credit.

               (b) The Borrower shall indemnify the Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Financing Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of transactions contemplated hereby, (ii) any Loan, Letter of Credit, or the use of the proceeds therefrom (including any refusal by the

                                      - 69

Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual presence or release of Hazardous Materials from any property owned or operated by the Borrower or any of its Subsidiaries in violation of applicable Environmental Laws and resulting in Environmental Liability, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

               (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Agent or the Issuing Bank under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Agent or the Issuing Bank, as the case may be, such Lender's PRO RATA share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; PROVIDED that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Agent or the Issuing Bank in its capacity as such.

               (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Financing Agreement or the transactions contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

               (e) All amounts due under this Section shall be payable promptly after written demand therefor.

               Section 14.04 SUCCESSORS AND ASSIGNS. (a) The provisions of this Financing Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Financing Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby) any legal or equitable right, remedy or claim under or by reason of this Financing Agreement.

               (b) CIT shall have the right at any time to assign to one or more commercial banks, commercial finance lenders or other financial institutions all or a portion of its rights and obligations under this Financing Agreement (including, without limitation, its obligations under the Line of Credit, the Revolving Loans and its rights and obligations with respect to Letters of Credit). Upon execution of an Assignment and Transfer Agreement, (a) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such assignment, have the rights and obligations of CIT as the case may be hereunder and (b) CIT shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such assignment, relinquish its rights and be released from its obligations under this Financing Agreement. The Borrower shall, if necessary, execute any documents reasonably required to effectuate the assignments. No other Lender may assign its interest in the loans and advances and extensions of credit hereunder without the prior written consent of CIT. In the event that CIT consents to any such assignment by any other Lenders (i) the amount being assigned shall in no event be less than the lesser of (x) $5,000,000 or (y) the entire interest of such Lender hereunder, (ii) such assignment shall be of a pro-rata portion of all of such assigning Lender's loans and commitments hereunder and (iii) the parties to such assignment shall execute and deliver to CIT an Assignment and Transfer Agreement, and, at CIT's election, a processing and recording fee of $1,000 payable by the assigning Lender to CIT for its own account.

               (c) The Borrower acknowledges that the Lenders with the prior written consent of the Agent may sell participations in the Revolving Loans and extensions of credit made and to be made to the Borrower hereunder. The Borrower further acknowledges that in doing so, the Lenders may grant to any such participant certain rights which would require such participant's consent to certain waivers, amendments and other actions with respect to the provisions of this Financing Agreement, provided that the consent of any such participant shall not be required except for matters requiring the consent of all Lenders hereunder as set forth in Section 14.02 (b).

               Section 14.05 SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Financing Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Financing Agreement and the making of any Revolving Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Financing Agreement is outstanding and unpaid or any Letter of Credit is outstanding (unless such Letter of Credit has been collateralized by cash pursuant to Article XII) and so long as the Commitments have not expired or terminated. Each provision contained in this Financing Agreement pursuant to which the Borrower indemnifies, or agrees to be liable for any loss suffered by, the Agent, the Issuing Bank or any Lender, shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Financing Agreement or any provision hereof.

               Section 14.06  COUNTERPARTS; INTEGRATION; EFFECTIVENESS. (a)
This Financing Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Financing Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in

Section 2.01, this Financing Agreement shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Financing Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Financing Agreement.

               (b) The priority of the liens and security interests granted hereby, and pursuant to the other Loan Documents, the exercise by the Agent of any of its rights or remedies hereunder or thereunder, and the covenants of the Borrower contained herein or therein, to the extent applicable to the Collateral, the Agent's Lien thereon, the perfection and priority of any such Lien, and the exercise of remedies with respect thereto (in each case whether or not so expressed) are subject in all respects to the Intercreditor Agreement. Any reference to property in the possession or control of the Agent, or to property in which the Agent has been or may be granted a security interest to be perfected by possession or control, in each case to secure the Obligations arising hereunder, shall be deemed to refer to, or to be satisfied by, property in the possession and control of the "Lenders" or the "CIT Group Agent" with the senior "Lien" thereon (as such terms are defined in the Intercreditor Agreement), if in fact such Person has possession or control, as the case may be, of such property. To the extent that any provision contained in this Financing Agreement shall conflict with the provisions contained in the Intercreditor Agreement, so long as the Intercreditor Agreement shall remain in effect, the terms of the Intercreditor Agreement shall control.

               Section 14.07 SEVERABILITY. Any provision of this Financing Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

               Section 14.08 RIGHT OF SETOFF. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Financing Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Financing Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

               Section 14.09 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) This Financing Agreement shall be construed in accordance with and governed by the law of the State of New York.

               (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New

York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Financing Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Financing Agreement shall affect any right that the Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Financing Agreement against the Borrower or its properties in the courts of any jurisdiction.

               (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Financing Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

               (d) Each party to this Financing Agreement irrevocably consents to service of process in the manner provided for notices in Section 14.01. Nothing in this Financing Agreement will affect the right of any party to this Financing Agreement to serve process in any other manner permitted by law.

               Section 14.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS FINANCING AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS FINANCING AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

               Section 14.11 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Financing Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Financing Agreement.

               Section 14.12  CONFIDENTIALITY. Each of the Agent and the
Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Financing Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Financing Agreement or the enforcement of rights hereunder, (f) subject to a confidentiality agreement containing provisions substantially the same as those of this Section, to any participant or prospective participant of a Agent or to any assignee of, or any prospective assignee of, any of its rights or obligations under this Financing Agreement,
(g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or
(ii) becomes available to the Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section, "INFORMATION" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

               Section 14.13 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Revolving Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

               Section 14.14 NO NOVATION. On the Effective Date, this Financing Agreement shall amend, restate and supercede the Original Financing Agreement in its entirety; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to constitute a novation of the obligations, liabilities and indebtedness owing by the Borrower to the Lenders and the Agent under the Original Financing Agreement, and the Borrower confirms and reaffirms its continuing liability for the payment and performance of all such obligations, liabilities and indebtedness, in accordance with the terms of this Financing Agreement.

               Section 14.15 WAIVER OF CERTAIN EXISTING EVENTS OF DEFAULT. The Agent and the Lenders hereby waive each existing Event of Default which resulted from Borrower's failure to comply with Section 9.10, Section 9.11 or
Section 9.15 of the Original Financing Agreement; PROVIDED, HOWEVER, that nothing contained herein shall be deemed to be a waiver of any other Event of Default, whether under the Original Financing Agreement or hereunder, and whether or not any

Lender or Agent has knowledge thereof, nor shall anything contained herein be deemed to be a waiver of any future Event of Default

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         CANNONDALE CORPORATION


                                         By:  /s/ John P. Moriarty
                                            ____________________________________
                                            Name:   John P. Moriarty
                                            Title:  Assistant Treasurer

                                         THE CIT GROUP/ BUSINESS CREDIT, INC.,
                                         as Agent and as a Lender


                                         By:  /s/  Nick Malatestinic
                                            ____________________________________
                                            Name:   Nick Malatestinic
                                            Title:  Vice President, Team Leader

                                     ANNEX I

                                   COMMITMENTS

                                                       Commitment
-------------------------------------------           --------------------------
The CIT Group/Business Credit, Inc.
1211 Avenue of the Americas
New York, NY 10036                                     $35,000,000
                                                      --------------------------
                                                       $35,000,000

                                    ANNEX II

                           LIEN PERFECTION INFORMATION

Exact Name of the Borrower in its State of
Organization:                                       Cannondale Corporation

State of Incorporation or Formation:                Delaware

Federal Tax I.D. No.:

Chief Executive Office:                             16 Trowbridge Drive
                                                    Bethel, Connecticut 06801

Collateral Locations:                               See Attached

                                    EXHIBIT A

                   FORM OF AMENDED AND RESTATED REVOLVING NOTE


                                      Original date of execution:  June 30, 2000
$_______________               Date of amendment and restatement:  July __, 2002

         FOR VALUE RECEIVED, the undersigned, CANNONDALE CORPORATION, a Delaware corporation (the "Borrower") hereby absolutely and unconditionally promises to pay to the order of ________________________ (the "Lender"), at the office of THE CIT GROUP/BUSINESS CREDIT, INC. (the "Agent") located at 1211 Avenue of the Americas, New York, New York 10036, in lawful money of the United States of America and in immediately available funds, the principal amount of __________________ Dollars ($______________), or such other principal amount of the Revolving Loans as may be advanced and outstanding pursuant to Section 3.01 of the Financing Agreement. Such Revolving Loans shall be repaid on a daily basis as a result of the application of the proceeds of collections of the Accounts and the making of additional Revolving Loans. Subject to the terms of the Financing Agreement, the Revolving Loans may be borrowed, repaid and reborrowed by the Borrower. A final balloon payment in an amount equal to the outstanding aggregate balance of principal and interest remaining unpaid, if any, under this Amended and Restated Revolving Note (the "Revolving Note") as shown on the books and records of the Agent shall be due and payable on the termination of the Financing Agreement, as set forth in Article XII thereof.

         The Borrower further absolutely and unconditionally promises to pay to the order of the Lender, at said office, interest, in like money, on the unpaid principal amount owing hereunder from time to time from the date hereof on the dates and at the rates specified in Article IX of the Financing Agreement.

         If any payment on this Revolving Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         This Revolving Note is one of the Revolving Notes referred to in the Amended and Restated Financing Agreement, dated as of the date hereof, as the same may be amended and restated and in effect from time to time, among the Borrower, the Agent, and the Lenders party thereto from time to time (the "Financing Agreement"), and is subject to, and entitled to, all of the terms, provisions and benefits thereof and is subject to optional and mandatory prepayment, in whole or in part, as provided therein. This Revolving Note amends, supercedes and replaces in its entirety that certain Revolving Note, dated as of June 30, 2000, in the principal amount of $__________, executed by the Borrower and payable to the Lender (the "Original Note"); PROVIDED, HOWEVER, that all Obligations outstanding under the Original Note continue to be outstanding as of the date hereof, under this Revolving Note. This Revolving
Note is not and shall not be deemed to be a cancellation or novation with respect to any Obligations under the Original Note and the Borrower's execution and delivery of this Revolving Note shall constitute an express acknowledgement and confirmation of, and agreement with, the foregoing.

         Payment and performance of this Revolving Note is secured by, among other things, (i) an Open-End Mortgage and Security Agreement encumbering certain real property, and the improvements thereon, owned by the Borrower and located in Bedford, Pennsylvania and (ii) an Open-End Fourth Mortgage Deed and Security Agreement, in each case encumbering certain real property, and the improvements thereon, owned by the Borrower and located in Bethel, Connecticut.

         All capitalized terms used herein shall have the meanings ascribed to them in the Financing Agreement, unless otherwise defined herein.

         The date and amount of the Revolving Loans made hereunder may be recorded on the ledgers maintained by the Agent. The aggregate unpaid principal amount of all Revolving Loans made pursuant hereto may be set forth in the balance column on such ledgers maintained by the Agent. All such Revolving Loans, whether or not so recorded, shall be due as part of this Revolving Note.

         The Borrower confirms that any amount received by or paid to the Agent in connection with the Financing Agreement and/or any balances standing to its credit on any of its accounts on the Agent's books under the Financing Agreement may be applied, in accordance with the terms of the Financing Agreement in reduction of this Revolving Note, but no balance or amounts shall be deemed to effect payment in whole or in part of this Revolving Note unless the Agent shall have actually charged such account or accounts for the purposes of such reduction or payment of this Revolving Note.

         Upon the occurrence of any one or more of the Events of Default specified in the Financing Agreement or upon termination of the Financing Agreement, all amounts then remaining unpaid under this Revolving Note may become, or be declared to be, immediately due and payable as provided in the Financing Agreement.

         The Revolving Note shall be governed by, and construed in accordance with, the substantive laws of (other than the conflicts of law provisions of) the State of New York.

                                         CANNONDALE CORPORATION


                                         By:____________________________________
                                            Name:
                                            Title:

                                    EXHIBIT B

                    FORM OF ASSIGNMENT AND TRANSFER AGREEMENT

         This Assignment and Transfer Agreement is dated as of the Effective Date (as set forth on Schedule 1 hereto and made a part hereof), and is entered into between __________ (herein the "Assignor," as further defined and set forth on Schedule 1 hereto) and ____________ (herein the "Assignee," as further defined and set forth on Schedule 1 hereto). This Assignment and Transfer Agreement is executed in connection with the Financing Agreement dated as of _________, 200_ (as amended, modified, supplemented and in effect from time to time, the "Financing Agreement"), among Cannondale Corporation, a Delaware corporation (the "Company"), the Lender named therein, and The CIT Group/Business Credit, Inc., as Agent (the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Financing Agreement.

1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date, an undivided interest (the "Assigned Interest") in and to all the Assignor's rights and obligations under the Financing Agreement respecting those, and only those, financing facilities contained in the Financing Agreement as are set forth on Schedule 1 (collectively, the "Assigned Facilities" and individually, an "Assigned Facility"), in a principal amount for each Assigned Facility as set forth on Schedule 1.

2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Financing Agreement or any other instrument, document or agreement executed in conjunction therewith (collectively the "Ancillary Documents") or the execution, legality, validity, enforceability, genuiness, sufficiency or value of the Financing Agreement, any Collateral thereunder or any of the Ancillary Documents furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any guarantor or the performance or observance by the Company or any guarantor of any of its respective obligations under the Financing Agreement or any of the Ancillary Documents furnished pursuant thereto.

3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Transfer Agreement; (ii) confirms that it has received a copy of the Financing Agreement, together with the copies of the most recent financial statements of the Company, and such other documents and information as it has deemed appropriate to make its own credit analysis; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Financing Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Financing Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will be bound by the provisions of the Financing Agreement and will perform in accordance with its terms all the obligations which by the terms of the Financing Agreement are required to be performed by it as Agent; and (vi) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Financing Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

4. Following the execution of this Assignment and Transfer Agreement, such agreement will be delivered to the Agent for acceptance by it and the Company, effective as of the Effective Date.

5. Upon such acceptance, from and after the Effective Date, the Agent shall make all payments in respect of the assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee, whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date made by the Agent or with respect to the making of this assignment directly between themselves.

6. From and after the Effective Date, (i) the Assignee shall be a party to the Financing Agreement and, to the extent provided in this Assignment and Transfer Agreement, have the rights and obligations of a Agent thereunder, and (ii) the Assignor shall, to the extent provided in this Assignment and Transfer Agreement, relinquish its rights and be released from its obligations under the Financing Agreement.

7. THIS ASSIGNMENT AND TRANSFER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
         -------------------------.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule 1 hereto. Accepted:


THE CIT GROUP/BUSINESS CREDIT, INC.,
as Agent                                     _________________________, Assignor

By:____________________________________      By:________________________________
Name:                                        Name:
Title:                                       Title:

Acknowledged:
                                             _________________________, Assignee
CANNONDALE CORPORATION

By:____________________________________      By:________________________________
Name:                                        Name:
Title:                                       Title:

                 SCHEDULE 1 TO ASSIGNMENT AND TRANSFER AGREEMENT

Name of Assignor:                    ___________________________________________


Name of Assignee:                    ___________________________________________


Effective Date of Assignment:        ___________________________________________



                                                                                            Percentage Assigned
                                                                                            of Each Facility
                                                                                            (Shown as a
                                                                                            percentage of
                                                                                            aggregate original
                                                                                            principal amount [or,
                                                             Principal Amount (or,          with respect to
                                                             with respect to Letters        Letters of Credit,
                                                             of Credit face                 face amount] of all
Assigned Facilities                                          amount) Assigned               Agents)
------------------------------------------------------------ ------------------------------ --------------------------
Revolving Loans                                              $__________                    __________%
Letter of Credit participation interest                      $__________                    __________%
                                                      Total  $__________                    __________%

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

This Borrowing Base Certificate is calculated using interim A/R and Inventory data as of _____, and the Outstanding Revolver Data as of ______, under and pursuant to the Financing Agreement dated as of June __, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among Cannondale Corporation, a Delaware corporation ("Borrower"), certain financial parties thereto (the "Lenders") and The CIT Group/Business Credit, Inc., as Agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Financing Agreement.

This Borrowing Base Certificate and attached calculation are tendered for the purpose of inducing Lenders to advance funds to the Borrower, and is certified to be true and correct in all particulars and, without limiting the generality of the foregoing, the Eligible Accounts Receivable and Eligible Inventory of Borrower set forth below represent "Eligible Accounts Receivable" and "Eligible Inventory" pursuant to the terms of the Financing Agreement.

         (IN THOUSANDS)


1.              Prior Ending Gross Accounts Receivable              ________
2.              Add: Current Invoice Issued                         ________
3.              Add: Current Debit Memos Issued                     ________
4.              Add: Adjustments (explain: _______)
5.              Less current Credit Memos Issued                    ________
6.              Less: Current Collections                           ________
7.              Less Other Adjustments (explain: _______)           ________
8.              Gross Accounts Receivable (1+2+3+4-5-6-7)           ________
9.              Less: Ineligibles                                   ________
10.             Gross Eligible Accounts Receivable                  ________
11.             Less: Dilution Reserve                              ________
12.             Net Eligible Accounts Receivable                    ________
13.             Total Availability provided by Accounts
                Receivable (85% of Net Eligible Accounts
                Receivable)                                                                             ________
14.             Gross Raw Material Inventory                        ________
15.             Less: Raw Material Ineligibles                      ________
16.             Gross Eligible Raw material Inventory               ________
17.             Total Raw Material Inventory Availability (40% of
                Eligible Raw Material Inventory)                                                        ________
18.             Work In Process Inventory                           ________
19.             Gross Finished Goods Inventory                      ________
20.             Less: Finished Goods Ineligibles                    ________
21.             Gross Eligible Finished Goods Inventory             ________
22.             Total Finished Goods Inventory (60% of Eligible
                Finished Goods Inventory)                                               ________
23.             Total Inventory Availability (The lesser of (i)
                the sum of Line 17 + Line 22 or (ii) 75% of line
                13.)                                                                                    ________
24.             Current Mid-Month Borrowing Base                                                        ________
25.             Current Commitment                                                                      $45,000
26.             Lesser of Current Mid-Month Borrowing Base or
                Current Commitment                                                                      ________
                Less:
27.             Outstanding Revolving Loans
28.             Letter of Credit Obligations                                            _________
29.             AVAILABILITY                                                                            _________


Prepared by:                  __________________________________________________

Certified by:                 __________________________________________________

Date:                         __________________________________________________

                                   EXHIBIT D-1

         THIS WAREHOUSEMAN'S WAIVER, AGREEMENT AND CONSENT (this "Agreement") is made and delivered as of this __________day of __________2000, by [NAME OF WAREHOUSEMAN] (the "Lessor"), to and for the benefit of THE CIT GROUP/BUSINESS CREDIT, INC., having offices at 1211 Avenue of the Americas, New York, New York 10006 in its capacity as agent for the Lenders, as hereinafter defined (in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, Lessor is the record title holder and owner of the warehouse and property located at 1 Ward Drive, William Ward Industrial Park, Claysburg, Pennsylvania 16625 (the "Real Estate");

         WHEREAS, a portion of the Real Estate (the "Leased Premises") is leased to Cannondale Corporation, a Delaware corporation (the "Lessee"), by Lessor pursuant to a certain lease agreement between them, dated as of __________ (the "Lease");

         WHEREAS, the Lessee is a party to and a borrower under a certain Financing Agreement among the Lessee, the financial institutions party thereto (the "Lenders") and the Agent, dated as of June __, 2000 (as hereafter amended, modified, supplemented or restated from time to time, the "Credit Facility").

         WHEREAS, from time to time the Lenders will make loans and advances and extend certain financial accommodations (collectively, the "Loans") to the Lessee pursuant to the terms of the Credit Facility, which Loans will be secured, in part, by all accounts receivable, books and records, merchandise, inventory, machinery and equipment of the Lessee, including, without limitation, all such property of the Lessee now or hereafter located on the Leased Premises (the "Collateral"); and

         WHEREAS, the Agent has requested that the Lessor execute this Agreement as a condition precedent to the continuing extension of the Loans to the Lessee under the Credit Facility.

         NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lessor hereby represents and warrants to and covenants and agrees with the Agent as follows:

1. The Lessor hereby waives and releases unto the Agent and its successors and assigns: (i) any contractual landlord's lien, warehouseman's lien and any other lien which the Lessor may be entitled to assert or enforce, whether at law or in equity, against the Collateral, (ii) any and all rights granted by or under any present or future laws to levy or distrain for rent (or any other charges which may be due to the Lessor) against the Collateral and (iii) any and all other claims, liens and demands of every kind which the Lessor has or may hereafter have against the Collateral. The Lessor acknowledges that the Collateral is and will remain personal property and not fixtures even though it may be affixed to or placed on the Real Estate.

2. The Lessor certifies that: (i) the Lessor is the lessor under the Lease, (ii) the Lease is in full force and effect and has not been amended, modified, or supplemented, (iii) there is no defense, offset, claim or counterclaim by or in favor of the Lessor against the Lessee under the Lease or against the obligations of the Lessor under the Lease, and (iv) no notice of default has been given under or in connection with the Lease which has not been cured, and the Lessor has no knowledge of any occurrence of any other default by the Lessee under or in connection with the Lease.

3. The Lessor agrees that the Agent has the right to remove the Collateral from the Leased Premises at any time prior to the occurrence of a default under the Lease and, after the occurrence of such default, during the Standstill Period (as hereinafter defined). The Lessor further agrees that, during the foregoing periods, the Lessor will not:
         (i) remove any of the Collateral from the Leased Premises or (ii) hinder the Agent's actions in removing the Collateral from the Leased Premises or the Agent's actions in otherwise enforcing its security interest in the Collateral. The Lessor acknowledges that the Agent shall have no obligation to remove the Collateral from the Leased Premises.

4. The Lessor acknowledges and agrees that (a) the Lessee's granting of a security interest to the Agent, for the benefit of the Lenders, in the Collateral shall not constitute a default under the Lease and the Lessor hereby expressly consents to the granting of such security interest and (b) nothing contained herein shall be construed to imply or suggest that the Agent is, or shall have any obligations of, the Lessee.

5. The Lessor shall send to the Agent a copy of any notice of default under the Lease sent by the Lessor to the Lessee. In addition, the Lessor shall send to the Agent a copy of any notice received by the Lessor of a breach or default under any mortgage, deed of trust, security agreement or other instrument to which the Lessor is a party which may affect the Lease or the Leased Premises.

6. Notwithstanding anything to the contrary contained in this Agreement or the Lease, in the event of a default by the Lessee under the Lease, the Lessor shall forbear from exercising any of its remedies against the Lessee provided in favor of Lessor under the Lease or at law or in equity until the date which is 90 days after the date the Lessor delivers written notice of such default to the Agent (such 90 day period being referred to herein as the "Standstill Period"). The Agent shall have the right, but not the obligation, during the Standstill Period, to cure such default and the Lessor shall accept any such cure by the Agent. If, during the Standstill Period, the Agent or the Lessee cures the default, then the Lessor shall rescind the notice of default. The Lessor shall not, after the expiration of the Standstill Period, terminate the Lease or exercise any other remedies available to it thereunder or at law or in equity, so long as the Agent continues to pay rent to the Lessor, in accordance with the terms of the Lease, on a PER DIEM basis for each day after the expiration of the --- ---- Standstill Period during which the Agent is in use or occupancy of the Leased Premises.

7. The Lessor hereby acknowledges and agrees that, notwithstanding any provision of the Lease to the contrary, no material modification, change, supplement or amendment of any material term or provision of the Lease shall be effective without the prior written consent of the Agent, and no termination or cancellation of the Lease shall be effective unless the Lessor shall have given to the Agent at least ten (10) days prior written notice thereof.

8. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Lessor and the Agent.

9. All notices to the Agent under this Agreement shall be in writing and sent to the Agent at its address set forth above by certified mail, postage prepaid, return receipt requested or by overnight delivery service.

10. The provisions of this Agreement shall continue in full force and effect until the earliest to occur of the following events: (a) the Lessor shall have received the Agent's written certification that the Loans have been paid in full; (b) the Lease shall have terminated or expired in accordance with its terms and the Lessee shall have vacated the Leased Premises; or (c) the Agent shall have otherwise consented in writing to the termination of this Agreement.

11. The interpretation, validity and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflicts of the laws principles thereof.

12. The Lessor agrees to execute, acknowledge and deliver such further instruments as the Agent may reasonably request to allow for the proper recording of this Agreement (including, without limitation, a revised agreement in form and substance sufficient for recording) or to otherwise accomplish the purposes of this Agreement.

         IN WITNESS WHEREOF, the undersigned Lessor has executed this Agreement as of the day and year first set forth above.

                                         [NAME OF WAREHOUSEMAN]


                                          By:___________________________________
                                             Name:
                                             Title:

Accepted:

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Agent


By:____________________________________
Name:
Title:

                                   EXHIBIT D-2

                               PROCESSOR'S WAIVER

         WHEREAS, CANNONDALE CORPORATION, a Delaware corporation (the "Borrower") has heretofore granted a security interest to THE CIT GROUP/BUSINESS CREDIT, INC., as Agent (in such capacity, the "Agent") in, INTER ALIA, all of its now owned and hereafter acquired inventory, including inventory which from time to time may be located at or on premises owned or operated by the undersigned (the "Processor") or which at any time may be delivered to the Processor for servicing or processing (collectively "Inventory").

         NOW, THEREFORE, the Processor, intending to be legally bound, does hereby waive, relinquish and release unto the Agent, its successors and assigns, all right of levy or distraint for processing, servicing or warehouse charges and all claims, liens and demands of every kind which the Processor has or will hereafter have against the Inventory. This waiver shall continue in effect until the Agent has terminated its security interest in the Inventory. In the event that the Agent deems it necessary to exercise any rights and remedies it may have with respect to the Inventory, the Processor hereby agrees, upon written notice from the Agent, to assemble and make the Inventory available to the Agent, and not to make any further disposition thereof, provided that the Agent will pay to the Processor all unpaid charges payable by the Borrower to the Processor for its services with respect to the Inventory, provided for in the agreement then existing between the Borrower and the undersigned.

         IN WITNESS WHEREOF, the Processor has executed this Agreement to be executed by its thereunto duly authorized officers this __________ day of __________ 200__.

                                         [NAME OF PROCESSOR]


                                         By:____________________________________
                                            Name:
                                            Title: